CONTINENTAL AIRLINES, INC.,
                             as Issuer

                                and

             TEXAS COMMERCE BANK NATIONAL ASSOCIATION,
                            as Trustee






                      Senior Notes Indenture

                   Dated as of December 10, 1996





              9 1/2 % Senior Notes due December 15, 2001

                       CROSS-REFERENCE TABLE

TIA Sections                                Indenture Sections

ss.310(a)(1)....................                   7.10
      (a)(2)....................                   7.10
      (b).......................                   7.08
ss.313(c).......................                   7.06; 10.02
ss.314(a).......................                   4.12; 10.02
      (a)(4)....................                   4.11; 10.02
      (c)(1)....................                  10.03
      (c)(2)....................                  10.03
      (e).......................                  10.04
ss.315(b).......................                   7.05; 10.02
ss.316(a)(1)(A).................                   6.05
      (a)(1)(B).................                   6.04
      (b).......................                   6.07
ss.317(a)(1)....................                   6.08
      (a)(2)....................                   6.09
ss.318(a).......................                  10.01
      (c).......................                  10.01



Note: The Cross-Reference Table shall not for any purpose be deemed to be a part of the Indenture.

                         TABLE OF CONTENTS

                                                               Page
RECITALS OF THE COMPANY

                             ARTICLE ONE
             DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.   Definitions...............................
SECTION 1.02.   Incorporation by Reference of Trust Indenture Act
SECTION 1.03.   Rules of Construction.....................

                             ARTICLE TWO
                           THE SECURITIES

SECTION 2.01.   Form and Dating...........................
SECTION 2.02.   Restrictive Legends.......................
SECTION 2.03.   Execution, Authentication and
                Denominations.............................
SECTION 2.04.   Registrar and Paying Agent................
SECTION 2.05.   Paying Agent to Hold Money in Trust.......
SECTION 2.06.   Transfer and Exchange.....................
SECTION 2.07.   Book-Entry Provisions for Global
                Securities................................
SECTION 2.08.   Special Transfer Provisions...............
SECTION 2.09.   Replacement Securities....................
SECTION 2.10.   Outstanding Securities....................
SECTION 2.11.   Temporary Securities......................
SECTION 2.12.   Cancellation..............................
SECTION 2.13.   CUSIP, CINS and ISIN Numbers..............
SECTION 2.14.   Defaulted Interest........................

                       ARTICLE THREE
                         REDEMPTION

SECTION 3.01.   Right of Redemption.......................
SECTION 3.02.   Notices to Trustee........................
SECTION 3.03.   Selection of Securities to Be Redeemed....
SECTION 3.04.   Notice of Redemption......................
SECTION 3.05.   Effect of Notice of Redemption............
SECTION 3.06.   Deposit of Redemption Price...............
SECTION 3.07.   Payment of Securities Called for
                Redemption................................
SECTION 3.08.   Securities Redeemed in Part...............


Note: The Table of Contents shall not for any purposes be deemed to be a part of the Indenture.

SECTION 7.03.   Individual Rights of Trustee..............
SECTION 7.04.   Trustee's Disclaimer......................
SECTION 7.05.   Notice of Default.........................
SECTION 7.06.   Reports by Trustee to Holders.............
SECTION 7.07.   Compensation and Indemnity................
SECTION 7.08.   Replacement of Trustee....................
SECTION 7.09.   Successor Trustee by Merger, Etc..........
SECTION 7.10.   Eligibility...............................
SECTION 7.11.   Money Held in Trust.......................
SECTION 7.12.   Withholding Taxes.........................

                            ARTICLE EIGHT
                       DISCHARGE OF INDENTURE

SECTION 8.01.   Termination of Company's Obligations......
SECTION 8.02.   Company's Option to Effect Defeasance or
                Covenant Defeasance.......................
SECTION 8.03    Defeasance and Discharge of Indenture.....
SECTION 8.04    Defeasance of Certain Obligations.........
SECTION 8.05    Conditions to Defeasance or Covenant
                Defeasance................................
SECTION 8.06    Application of Trust Money................
SECTION 8.07    Repayment to Company......................
SECTION 8.08    Reinstatement.............................

                                ARTICLE NINE
                   AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01.   Without Consent of Holders................
SECTION 9.02.   With Consent of Holders...................
SECTION 9.03.   Revocation and Effect of Consent..........
SECTION 9.04.   Notation on or Exchange of Securities.....
SECTION 9.05.   Trustee to Sign Amendments, Etc...........
SECTION 9.06.   Conformity with Trust Indenture Act.......
                        ARTICLE TEN
                       MISCELLANEOUS
SECTION 10.01.  Trust Indenture Act of 1939...............
SECTION 10.02.  Notices...................................
SECTION 10.03.  Certificate and Opinion as to
                Conditions Precedent......................
SECTION 10.04.  Statements Required in Certificate or
                Opinion...................................
SECTION 10.05.  Rules by Trustee, Paying Agent or
                Registrar.................................
SECTION 10.06.  Payment Date Other Than a Business Day....
SECTION 10.07.  Governing Law.............................
SECTION 10.08.  No Adverse Interpretation of Other
                Agreements................................
SECTION 10.09.  No Recourse Against Others................
SECTION 10.10.  Successors................................
SECTION 10.11.  Duplicate Originals.......................
SECTION 10.12.  Table of Contents, Headings, Etc..........

EXHIBIT A       Form of Security
EXHIBIT B       Form of Certificate
EXHIBIT C       Form of Certificate to be Delivered in
                Connection with Transfers Pursuant to
                Regulation S
EXHIBIT D       Form of Certificate to be Delivered in
                Connection with Transfers to Non-QIB
                Accredited Investors

           INDENTURE, dated as of December 10, 1996, between CONTINENTAL AIRLINES, INC., a Delaware corporation, as issuer
(the "Company"), and TEXAS COMMERCE BANK NATIONAL ASSOCIATION, as trustee (the "Trustee").

                      RECITALS OF THE COMPANY

           The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of up to $250,000,000 aggregate principal amount of the Company's 9 1/2% Senior Notes due December 15, 2001 (the "Securities") issuable as provided in this Indenture. All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done, and the Company has done all things necessary to make the Securities, when executed by the Company and authenticated and delivered by the Trustee hereunder and duly issued by the Company, the valid obligations of the Company as hereinafter provided.

           This Indenture is subject to, and shall be governed by, the provisions of the Trust Indenture Act of 1939, as amended, that are required to be a part of and to govern indentures qualified under the Trust Indenture Act of 1939, as amended.

               AND THIS INDENTURE FURTHER WITNESSETH

           For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows.

                            ARTICLE ONE

            DEFINITIONS AND INCORPORATION BY REFERENCE

           SECTION 1.01.  Definitions.

           "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

           "Agent" means any Registrar, Paying Agent, authenticating agent or co-Registrar.

           "Agent Members" has the meaning provided in Section 2.07(a).

           "Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition (collectively, a "transfer") by the Company or any Restricted Subsidiary, directly or indirectly, in one or a series of related transactions, of (a) all or any Capital Stock of any Restricted Subsidiary; (b) all or substantially all of the properties and assets of any operating unit or business of the Company or its Restricted Subsidiaries; or (c) any other properties or assets of the Company or any Restricted Subsidiary, other than in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" shall not include (i) any transfer of properties or assets that is governed by Section 5.01, (ii) sales or other dispositions of inventory, receivables and other current assets, (iii) sales or other dispositions of surplus equipment, furniture or fixtures of the Company and Restricted Subsidiaries in an aggregate amount not to exceed $20 million in any fiscal year, (iv) sales/leasebacks of aircraft, engines and related equipment, and (v) transactions referred to in Section 4.03(b)(iii).

           "Average Life" means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (a) the sum of the products of (i) the number of years from the date of determination to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund requirements) of such Indebtedness multiplied by (ii) the amount of each such principal payment by
(b) the sum of all such principal payments.

           "Board of Directors" means, with respect to any Person, the Board of Directors of such Person or any committee of such Board of Directors duly authorized to act with respect to this Indenture.

           "Board Resolution" means, with respect to any Person, a copy of a resolution, certified by the Secretary or Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

           "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in The City of New York, or in the city of the Corporate Trust Office of the Trustee, are authorized by law to close.

           "Capital Stock" means, with respect to any Person, any and all shares, interests, partnership interests, participations, rights in or other equivalents (however designated) of such Person's capital stock, and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock, whether now outstanding or issued after the date of this Indenture.

           "Capitalized Lease Obligation" means any obligation of the Company or a Restricted Subsidiary under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP, and, for the purpose of this Indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

           "Change of Control" means the occurrence of any of the following events: (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Air Partners, L.P. or any Person which is in control (as defined in the definition of "Affiliate") of Air Partners, L.P. as of the date of this Indenture, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total outstanding Voting Stock of the Company; (b) the Company consolidates with, or merges with or into another Person or conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where (i) the outstanding Voting Stock of the Company is converted into or exchanged for at least in part Voting Stock (other than Redeemable Capital Stock) of the surviving or transferee corporation, and (ii) the holders of the Voting Stock of the Company immediately prior to such transaction own not less than a majority of the Voting Stock of the surviving or transferee corporation immediately after such transaction; or (c) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with Section 5.01.

           "Change of Control Offer" has the meaning provided in Section 4.06.

           "Change of Control Purchase Date" has the meaning provided in
Section 4.06.

           "Change of Control Purchase Price" has the meaning provided in
Section 4.06.

           "Change of Control Triggering Event" means both the occurrence of a Change of Control and a Rating Decline.

           "Closing Date" means the date on which the Securities are originally issued under this Indenture.

           "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the TIA, then the body performing such duties at such time.

           "Company" means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to Article Five of this Indenture and thereafter means the successor.

           "Company Order" means a written request or order signed in the name of the Company (i) by its Chairman, a Vice Chairman, its President, its Chief Financial Officer or a Vice President and (ii) by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary and delivered to the Trustee; provided, however, that such written request or order may be signed by any two of the officers or directors listed in clause
(i) above in lieu of being signed by one of such officers or directors listed in such clause (i) and one of the officers listed in clause (ii) above.

           "Consolidated Adjusted Net Income" means, for any period, the consolidated net income (or loss) of the Company and all Restricted Subsidiaries for such period as determined in accordance with GAAP, adjusted by excluding, without duplication,
(a) any net after-tax extraordinary gains or losses (less all fees and expenses relating thereto), (b) any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business, (c) the portion of net income (or loss) of any Person (other than the Company or a Restricted Subsidiary), including Unrestricted Subsidiaries, in which the Company or any Restricted Subsidiary has an ownership interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or any Restricted Subsidiary in cash dividends or distributions during such period, (d) the net income (or loss) of any Person combined with the Company or any Restricted Subsidiary on a "pooling of interests" basis attributable to any period prior to the date of combination, (e) the net income of any Restricted Subsidiary to the extent (but only to the extent) that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is not at the date of determination permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary or its stockholders, (f) any net income (or loss) from any Restricted Subsidiary that was an Unrestricted Subsidiary at any time during such period other than any amounts actually received from such Restricted Subsidiary, and (g) the cumulative effects of any changes in accounting policy mandated by the Financial Accounting Standards Board or its successor subsequent to the date of this Indenture.

           "Consolidated Net Tangible Assets" means the total amount of assets of the Company and its Restricted Subsidiaries (less applicable depreciation, amortization and other valuation reserves), except to the extent resulting from write-ups of capital assets (excluding write-ups in connection with accounting for acquisition in conformity with GAAP), after deducting therefrom (i) all current liabilities of the Company and its Restricted Subsidiaries (excluding intercompany items) and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles (it being understood that routes, gates and slots shall not be considered intangibles), all as set forth on the most recently available consolidated balance sheet of the Company and its Restricted Subsidiaries, prepared in conformity with GAAP.

           "Consolidated Net Worth" means, at any date, the stockholders' equity of the Company and its Restricted Subsidiaries less the amount of such stockholders' equity attributable to Redeemable Capital Stock or treasury stock of the Company and any Restricted Subsidiary and the principal amount of any promissory notes receivable from the sale of Capital Stock of the Company or any Restricted Subsidiary, as determined on a consolidated basis in accordance with GAAP.

           "Corporate Trust Office" means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date of this Indenture, located at 600 Travis Street, Suite 1150, Houston, Texas 77002.

           "Currency Agreements" means any spot or forward foreign exchange agreements and currency swap, currency option or other similar financial agreements or arrangements entered into by the Company or any of its Restricted Subsidiaries designed to protect against or manage exposure to fluctuations in currency exchange rates.

           "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

           "Depositary" means The Depository Trust Company, its nominees, and their respective successors.

           "Disinterested Director" means, with respect to any transaction or series of transactions in respect of which the Board of Directors is required to deliver a resolution of the Board of Directors under this Indenture, a member of the Board of Directors who does not have any material direct or indirect financial interest in or with respect to such transaction or series of transactions.

           "Event of Default" has the meaning provided in Section 6.01.

           "Excess Proceeds" has the meaning provided in Section 4.05.

           "Excess Proceeds Offer" has the meaning provided in Section 4.05.

           "Exchange Act" means the Securities Exchange Act of 1934, as amended.

           "Exchange Securities" means any securities of the Company containing terms identical to the Securities (except that such Exchange Securities (i) shall be registered under the Securities Act, (ii) will not provide for an increase in the rate of interest (other than with respect to overdue amounts) and
(iii) will not contain terms with respect to transfer restrictions) that are issued and exchanged for the Securities pursuant to the Registration Rights Agreement and this Indenture.

           "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles in the United
States, as applied from time to time by the Company in the preparation of its consolidated financial statements.

           "Global Securities" has the meaning provided in Section 2.01.

           "guarantee" means, as applied to any obligation, (a) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (b) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit.

           "Holder" or "Securityholder" means the then registered holder of any Security.

          "Indebtedness" means, with respect to any Person, without duplication, (a) all liabilities of such Person for borrowed money (including overdrafts) or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities incurred in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit and acceptances issued under letter of credit facilities, acceptance facilities or other similar facilities,
(b) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (c) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business, (d) all Capitalized Lease Obligations of such Person, (e) all obligations of such Person under or in respect of Interest Rate Agreements or Currency Agreements, (f) all Indebtedness referred to in (but not excluded from) the preceding clauses of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness (the amount of such obligation being deemed to be the lesser of the value of such property or asset or the amount of the obligation so secured), (g) all guarantees by such Person of Indebtedness referred to in this definition of any other Person and (h) all Redeemable Capital Stock of such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends. For purposes hereof, the maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined, and if such price is based upon, or measured by, the fair market value of such Redeemable Capital Stock, such fair market value shall be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock.

           "Indenture" means this Indenture as originally executed or as it may be amended or supplemented from time to time by one or more indentures supplemental to this Indenture entered into pursuant to the applicable provisions of this Indenture.

           "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act.

           "Interest Payment Date" means each semiannual interest payment date on June 15 and December 15 of each year, commencing
June 15, 1997.

           "Interest Rate Agreements" means any interest rate protection agreements and other types of interest rate hedging agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements).

          "Investment" means, with respect to any Person, any direct or indirect advance, loan or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase, acquisition or ownership by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued or owned by, any other Person and all other items that would be classified as investments on a balance sheet prepared in accordance with GAAP, in each case measured as of the date such Investment is made. In addition, the fair market value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary shall be deemed to be an "Investment" made by the Company in such Unrestricted Subsidiary at such time. "Investments" shall exclude extensions of trade credit on commercially reasonable terms in accordance with normal trade practices.

           "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired. A Person shall be deemed to own subject to a Lien any property which such Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

           "Maturity" means, with respect to any Security, the date on which any principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity with respect to such principal or by declaration of acceleration, call for redemption or purchase or otherwise.

           "Make-Whole Premium" has the meaning provided in Section 3.01.

           "Moody's" means Moody's Investors Service, Inc. and its successors.

           "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or cash equivalents including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed for, cash or cash equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of (i) brokerage commissions and other fees and expenses (including fees and expenses of legal counsel and investment banks) related to such Asset Sale, (ii) taxes payable in cash as a result of such Asset Sale, (iii) payments made to retire Indebtedness where payment of such Indebtedness is secured by the assets or properties the subject of such Asset Sale, (iv) amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale and (v) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers' Certificate delivered to the Trustee.

           "Non-U.S. Person" means a person who is not a U.S. person, as defined in Regulation S.

           "Officer" means (i) the Chairman of the Board, the Vice Chairman of the Board, the President, any Vice President, the Chief Financial Officer, and (ii) the Treasurer or any Assistant Treasurer, or the Secretary or any Assistant Secretary.

           "Officers' Certificate" means a certificate signed by one Officer listed in clause (i) of the definition thereof and one Officer listed in clause (ii) of the definition thereof; provided, however, that any such certificate may be signed by any two of the Officers listed in clause (i) of the definition thereof in lieu of being signed by one Officer listed in clause
(i) of the definition thereof and one Officer listed in clause
(ii) of the definition thereof. Each Officers' Certificate (other than certificates provided pursuant to TIA Section 314(a)(4)) shall include the statements provided for in TIA Section 314(e).

           "Offshore Global Security" has the meaning provided in Section 2.01.

           "Offshore Physical Securities" has the meaning provided in
Section 2.01.

           "Offshore Securities Exchange Date" has the meaning provided in Section 2.01.

           "Opinion of Counsel" means a written opinion signed by legal counsel who may be an employee of or counsel to the Company. Each such Opinion of Counsel shall include the statements provided for in TIA Section 314(e).

           "Paying Agent" has the meaning provided in Section 2.04, except that, for the purposes of Article Eight, the Paying Agent shall not be the Company or a Subsidiary of the Company or an Affiliate of any of them. The term "Paying Agent" includes any additional Paying Agent.

           "Permanent Offshore Global Security" has the meaning provided in Section 2.01.

           "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

           "Physical Securities" has the meaning provided in Section 2.01.

           "Principal" of a debt security, including the Securities, means the principal amount due on the Stated Maturity as shown on such debt security.

           "Private Placement Legend" means the legend initially set forth on the Securities in the form set forth in Section
2.02(a).

          "Qualified Capital Stock" of any Person means any and all Capital Stock of such Person other than Redeemable Capital Stock.

           "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

           "Rating Decline" means the occurrence of either of the following on or within 90 days after the date (the "Base Date") of public notice of the occurrence of a Change of Control or the intention of a Person to effect a Change of Control (which period shall be extended for so long as the rating of the Securities is under publicly announced consideration for possible downgrade by either Moody's or S&P): (a) in the event the Securities were rated by either Moody's or S&P as investment grade on the Base Date, the rating of the Securities by both such rating agencies shall be decreased to below investment grade or the Securities shall cease to be rated; or (b) in the event the Securities were rated by both Moody's and S&P as below investment grade on the Base Date, the rating of the Securities by either rating agency shall be decreased or the Securities shall cease to be rated.

           "Redeemable Capital Stock" means any class or series of Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is, or upon the happening of an event or passage of time would be, required to be redeemed prior to the final Stated Maturity of the Securities or is redeemable at the option of the holder thereof at any time prior to such final Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to such final Stated Maturity.

           "Redemption Date" means, when used with respect to any Security to be redeemed, the date fixed for such redemption by or pursuant to this Indenture.

           "Redemption Price", when used with respect to any Security to be redeemed, has the meaning provided in Section
3.01.

           "Registrar" has the meaning provided in Section 2.04.

           "Registration Rights Agreement" means the Registration
Rights Agreement, dated December 10, 1996, between the Company and Lehman Brothers Inc.

           "Registration Statement" means the Registration
Statement as defined and described in the Registration Rights
Agreement.

           "Regular Record Date" for the interest payable on any Interest Payment Date means the June 1 or December 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

           "Regulation S" means Regulation S under the Securities Act.

           "Responsible Officer", (i) when used with respect to any Person other than the Trustee, means any vice president, any assistant vice president, any assistant secretary and any assistant treasurer and (ii) when used with respect to the Trustee, means any vice president, any assistant vice president, any assistant secretary, any assistant treasurer and any trust officer or assistant trust officer employed in the conduct of the Trustee's corporate trust business, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

           "Restricted Payments" has the meaning provided in Section 4.03.

           "Restricted Subsidiary" means any Subsidiary other than an Unrestricted Subsidiary.

           "Rule 144A" means Rule 144A under the Securities Act.

           "S&P" means Standard and Poor's Ratings Group, a division of McGraw-Hill, Inc., and its successors.

           "Securities" means any of the securities, as defined in the first paragraph of the recitals hereof, that are authenticated and delivered under this Indenture. For all purposes of this Indenture, the term "Securities" shall include any Exchange Securities to be issued and exchanged for any Securities pursuant to the Registration Rights Agreement and this Indenture and, for purposes of this Indenture, all Securities and Exchange Securities shall vote together as one series of Securities under this Indenture.

           "Securities Act" means the Securities Act of 1933, as amended.

           "Security Register" has the meaning provided in Section 2.04.

           "Shelf Registration Statement" means the Shelf
Registration Statement as defined and described in the Registration Rights Agreement.

           "Significant Restricted Subsidiary" means a Restricted
Subsidiary which is a significant subsidiary of the Company under
Section 1.02(w) of Regulation S-X of the Commission promulgated under the Securities Act.

           "Specified Cash and Cash Equivalents" means, for purposes of computing whether or not a proposed Restricted Payment may be made, the sum of (a) the amount of cash and cash equivalents that would have been shown on the balance sheet of the Company and its Restricted Subsidiaries prepared in accordance with GAAP as of the tenth Business Day preceding the date of such proposed Restricted Payment, plus (b) the amount of marketable securities that would have been reflected on such balance sheet which had on such Business Day a maturity of less than one year and which would have qualified to be reflected on such balance sheet as cash equivalents but for their maturity, minus (c) the amount of all Restricted Payments made subsequent to such Business Day, but not including the proposed Restricted Payment (the amount of any Restricted Payment, if other than cash, as determined by the Board of Directors of the Company as of the date thereof, whose determination shall be conclusive and evidenced by a Board Resolution).

           "Stated Maturity" means, when used with respect to any Security or any installment of interest thereon, the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable, and, when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness, or any installment of interest thereon, is due and payable.

           "Subsidiary" means any Person a majority of the equity ownership or Voting Stock of which is at the time owned, directly or indirectly, by the Company or by one or more other
Subsidiaries or by the Company and one or more other
Subsidiaries.

           "Temporary Offshore Global Security" has the meaning provided in Section 2.01.

           "TIA" or "Trust Indenture Act" means the Trust
Indenture Act of 1939, as amended.

           "Treasury Rate" has the meaning provided in Section 3.01.

           "Trustee" means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of Article Seven of this Indenture and thereafter means such successor.

           "Unrestricted Subsidiary" means (a) any Subsidiary that at the time of determination shall be an Unrestricted Subsidiary (as designated by the Board of Directors of the Company, as provided below) and (b) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Company may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary so long as (i) neither the Company nor any Restricted Subsidiary is directly or indirectly liable for any Indebtedness of such Subsidiary, (ii) no default with respect to any Indebtedness of such Subsidiary would permit (upon notice, lapse of time or otherwise) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity, (iii) any Investment in such Subsidiary made as a result of designating such Subsidiary an Unrestricted Subsidiary will not violate Section 4.03, (iv) neither the Company nor any Restricted Subsidiary has a contract, agreement, arrangement, understanding or obligation of any kind, whether written or oral, with such Subsidiary other than those that might be obtained at the time from persons who are not Affiliates of the Company, and (v) neither the Company nor any Restricted Subsidiary has any obligation (1) to subscribe for additional shares of Capital Stock or other equity interest in such Subsidiary, or (2) to maintain or preserve such Subsidiary's financial condition or to cause such Subsidiary to achieve certain levels of operating results. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing a Board Resolution with the Trustee giving effect to such designation. The Board of Directors of the Company may designate any Unrestricted Subsidiary as a Restricted Subsidiary if immediately after giving effect to such designation, there would be no Default or Event of Default.

          "United States Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended and as codified in Title 11 of the United
States Code, as amended from time to time hereafter, or any successor federal bankruptcy law.

           "U.S. Global Security" has the meaning provided in Section 2.01.

           "U.S. Government Obligations" means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof at any time prior to the Stated Maturity of the Securities, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

           "U.S. Person" has the meaning ascribed thereto in Rule 902 under the Securities Act.

           "U.S. Physical Securities" has the meaning provided in Section 2.01.

           "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

           "Wholly Owned" means, with respect to any Subsidiary of any Person, such Subsidiary if all of the outstanding Capital Stock in such Subsidiary (other than any director's qualifying shares or Investments by foreign nationals mandated by applicable law) is owned by such Person or one or more Wholly Owned Subsidiaries of such Person.

           SECTION 1.02. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

           "indenture securities" means the Securities;

           "indenture security holder" means a Holder or a Securityholder;

           "indenture to be qualified" means this Indenture;

           "indenture trustee" or "institutional trustee" means the Trustee; and

           "obligor" on the indenture securities means the Company or any other obligor on the Securities.

           All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by a rule of the Commission and not otherwise defined herein have the meanings assigned to them therein.

           SECTION 1.03. Rules of Construction. Unless the context otherwise requires:

           (i)   a term has the meaning assigned to it;

           (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP:

           (iii) "or" is not exclusive;

           (iv) words in the singular include the plural, and words in the plural include the singular;

           (v)   provisions apply to successive events and transactions;

           (vi) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

           (vii) all references to Sections or Articles refer to Sections or Articles of this Indenture unless otherwise indicated.

                            ARTICLE TWO

                          THE SECURITIES

           SECTION 2.01. Form and Dating. The Securities and the Trustee's certificate of authentication shall be substantially in the form annexed hereto as Exhibit A. The Securities may have notations, legends or endorsements required by law, stock exchange agreements to which the Company is subject or usage. The Company shall approve the form of the Securities and any notation, legend or endorsement on the Securities. Each Security shall be dated the date of its authentication.

           The terms and provisions contained in the form of the Securities annexed hereto as Exhibit A shall constitute, and are hereby expressly made, a part of this Indenture. Each of the Company and the Trustee, by its execution and delivery of this Indenture, expressly agrees to the terms and provisions of the Securities applicable to it and to be bound thereby.

Securities offered and sold in reliance on Rule 144A shall be issued in the form of permanent global Securities in registered form, substantially in the form set forth in Exhibit A (the "U.S. Global Security"), deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the U.S. Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

           Securities offered and sold in offshore transactions in reliance on Regulation S shall be issued in the form of a single temporary global Security in registered form substantially in the form set forth in Exhibit A (the "Temporary Offshore Global Security") deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. At any time following January 19, 1997 (the "Offshore Securities Exchange Date"), upon receipt by the Trustee and the Company of a certificate substantially in the form of Exhibit B hereto, a single permanent global Security in registered form substantially in the form set forth in Exhibit A (the "Permanent Offshore Global Security"; and together with the Temporary Offshore Global Security, the "Offshore Global Securities") duly executed by the Company and authenticated by the Trustee as hereinafter provided shall be deposited with the Trustee, as custodian for the Depositary, and the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Temporary Offshore Global Security transferred.

           Securities which are offered and sold to Institutional Accredited Investors which are not QIBs (excluding Non-U.S. Persons) shall be issued in the form of permanent certificated Securities in registered form in substantially the form set forth in Exhibit A (the "U.S. Physical Securities"). Securities issued pursuant to Section 2.07 in exchange for interests in the Offshore Global Securities shall be in the form of permanent certificated Securities in registered form substantially in the form set forth in Exhibit A (the "Offshore Physical Securities").

           The Offshore Physical Securities and U.S. Physical Securities are sometimes collectively herein referred to as the "Physical Securities". The U.S. Global Security and the Offshore Global Securities are sometimes referred to as the "Global Securities".

           The definitive Securities shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the Officers executing such Securities, as evidenced by their execution of such Securities.

           SECTION 2.02. Restrictive Legends. (a) Unless and until a Security is exchanged for an Exchange Security in connection with an effective Registration Statement pursuant to the Registration Rights Agreement, (i) the U.S. Global Security and each U.S. Physical Security shall bear the legend set forth below on the face thereof and (ii) the Offshore Physical Securities and the Offshore Global Security shall bear the legend set forth below on the face thereof until at least 41 days after the Closing Date and receipt by the Company and the Trustee of a certificate substantially in the form of Exhibit B hereto:

           THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1),
           (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES
           ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT; (2) AGREES THAT IT WILL NOT WITHIN THREE YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS SECURITY), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT,
           (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT; AND
           (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN THREE YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE

           ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT
           SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION
           FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE
           REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS
           USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED
           STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO
           THEM BY REGULATION S UNDER THE SECURITIES ACT.

           (b) Each Global Security, whether or not an Exchange
Security, shall also bear the following legend on the face thereof:

           UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

           TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO THE DEPOSITORY TRUST COMPANY OR NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION
           2.08 OF THE INDENTURE.

          SECTION 2.03. Execution, Authentication and Denominations. Two Officers shall execute the Securities for the Company by facsimile or manual signature in the name and on behalf of the Company.

           If an Officer whose signature is on a Security no longer holds that office at the time the Trustee or authenticating agent authenticates the Security, the Security shall be valid nevertheless.

          A Security shall not be valid until an authorized signatory of the Trustee or authenticating agent manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

           The Trustee or an authenticating agent shall upon receipt of a Company Order authenticate for original issue Securities in the aggregate principal amount of up to $250,00,000 plus any Exchange Securities that may be issued pursuant to the Registration Rights Agreement; provided that the Trustee shall receive an Officers' Certificate and an Opinion of Counsel of the Company in connection with such authentication of Securities. The Opinion of Counsel shall be to the effect that:

           (a) the form and terms of such Securities have been established by or pursuant to a Board Resolution or, if applicable, an indenture supplemental hereto in conformity with the provisions of this Indenture;

           (b) such supplemental indenture, if any, when executed and delivered by the Company and the Trustee, will constitute a valid and binding obligation of the Company;

           (c) such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and binding obligations of the Company in accordance with their terms and will be entitled to the benefits of this Indenture, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equitable principles; and

           (d) that the Company has been duly incorporated in, and is a validly existing corporation in good standing under the laws of, the State of Delaware.

Such Company Order shall specify the amount of Securities to be authenticated and the date on which the original issue of Securities is to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed the amount set forth above except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to
Section 2.06, 2.09 or 2.11.

           The Trustee may appoint an authenticating agent to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such authenticating agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

           The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 in principal amount and any integral multiple of $1,000 in excess thereof.

          SECTION 2.04. Registrar and Paving Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar"), an office or agency where Securities may be presented for payment (the "Paying Agent") and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served, which shall be in the Borough of Manhattan, The City of New York. The Company shall cause the Registrar to keep a register of the Securities and of their transfer and exchange (the "Security Register"). The Company may have one or more co-Registrars and one or more additional Paying Agents.

           The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall give prompt written notice to the Trustee of the name and address of any such Agent and any change in the address of such Agent. If the Company fails to maintain a Registrar, Paying Agent and/or agent for service of notices and demands, the Trustee shall act as such Registrar, Paying Agent and/or agent for service of notices and demands for so long as such failure shall continue and shall be entitled to compensation therefor pursuant to Section 7.07. The Company may remove any Agent upon written notice to such Agent and the Trustee; provided that no such removal shall become effective until (i) the acceptance of an appointment by a successor Agent to such Agent as evidenced by an appropriate agency agreement entered into by the Company and such successor Agent and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as such Agent until the appointment of a successor Agent in accordance with clause (i) of this proviso. The Company, any Subsidiary of the Company, or any Affiliate of any of them may act as Paying Agent, Registrar or co-Registrar, and/or agent for service of notice and demands; provided, however, that neither the Company, a Subsidiary of the Company nor an Affiliate of any of them shall act as Paying Agent in connection with the defeasance of the Securities or the discharge of this Indenture under Article Eight.

           The Company initially appoints the Trustee as Registrar, Paying Agent, authenticating agent and agent for service of notice and demands. If, at any time, the Trustee is not the Registrar, the Registrar shall make available to the Trustee before each Interest Payment Date and at such other times as the Trustee may reasonably request, the names and addresses of the Holders as they appear in the Security Register.

           SECTION 2.05. Paying Agent to Hold Money in Trust. Not later than 11:00 a.m. New York City time on each due date of the principal, premium, if any, and interest on any Securities, the Company shall deposit with the Paying Agent money in immediately available funds sufficient to pay such principal, premium, if any, and interest so becoming due. The Company shall require each Paying Agent, if any, other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, and interest on the Securities (whether such money has been paid to it by the Company or any other obligor on the Securities), and that such Paying
Agent shall promptly notify the Trustee in writing of any default by the Company (or any other obligor on the Securities) in making any such payment. The Company at any time may require a Paying
Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent shall have no further liability for the money so paid over to the Trustee. If the Company or any Subsidiary of the Company or any Affiliate of any of them acts as Paying Agent, it will, on or before each due date of any principal of, premium, if any, or interest on the Securities, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such principal, premium, if any, or interest so becoming due until such sum of money shall be paid to such Holders or otherwise disposed of as provided in this Indenture, and will promptly notify the Trustee in writing of its action or failure to act as required by this Section 2.05.

           SECTION 2.06. Transfer and Exchange. The Securities are issuable only in registered form. A Holder may transfer a Security by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of this Indenture. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, registration of the transfer by the Registrar in the Security Register. Prior to the registration of any transfer by a Holder as provided herein, the Company, the Trustee, and any agent of the Company or the Trustee shall treat the person in whose name the Security is registered as the owner thereof for all purposes whether or not the Security shall be overdue, and neither the Company, the Trustee, nor any such agent shall be affected by notice to the contrary. Furthermore, any Holder of or beneficial owner of an interest in a Global Security shall, by acceptance of such Global Security, be deemed to have agreed that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by the Depositary (or its agent), and that ownership of a beneficial interest in the Security shall be required to be reflected in a book entry. When Securities are presented to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal principal amount of Securities of other authorized denominations (including on exchange of Securities for Exchange Securities), the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided that no exchanges of Securities for Exchange Securities shall occur until a Registration Statement shall have been declared effective by the Commission and that any Securities that are exchanged for Exchange Securities shall be cancelled by the Trustee. To permit registrations of transfers and exchanges in accordance with the terms, conditions and restrictions hereof, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's request. No service charge shall be made to any Holder for any registration of transfer or exchange or redemption of the Securities, but the Company may require payment by the Holder of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other similar governmental charge payable upon transfers, exchanges or redemptions pursuant to
Section 2.11, 3.08, 4.06 or 9.04).

           The Registrar shall not be required (i) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities selected for redemption under Section 3.03 or Section 3.08 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

           SECTION 2.07. Book-Entry Provisions for Global Securities. (a) The U.S. Global Security and Offshore Global Security initially shall (i) be registered in the name of the Depositary for such Global Securities or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as set forth in Section
2.02. Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under any Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a beneficial owner of any Security.

           (b) Transfers of a Global Security shall be limited to transfers of such Global Security in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Security may be transferred in accordance with the applicable rules and procedures of the Depositary and the provisions of Section 2.08. In addition, Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in the U.S. Global Security or the Offshore Global Security, respectively, if
      (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the U.S. Global Security or the Offshore Global Security, as the case may be, and a successor depositary is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request to the foregoing effect from the Depositary.

           (c) Any beneficial interest in one of the Global Securities that is transferred to a person who takes delivery in the form of an interest in the other Global Security will, upon transfer, cease to be an interest in such Global Security and become an interest in the other Global Security and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Security for as long as it remains such an interest.

           (d) In connection with any transfer pursuant to paragraph (b) of this Section 2.07 of a portion of the beneficial interests in a Global Security to beneficial owners who are required to hold Physical Securities, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Securities of like tenor and amount.

               (e) In connection with the transfer of an entire Global Security to beneficial owners pursuant to paragraph (b) of this Section 2.07, the Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the Global Security an equal aggregate principal amount of Physical Securities of authorized denominations.

               (f) Any Physical Security delivered in exchange for an interest in the U.S. Global Security pursuant to paragraph
      (b) or (d) of this Section 2.07 shall, except as otherwise provided by paragraph (f)(i)(A) or paragraph (d) of Section 2.08, bear the legend regarding transfer restrictions applicable to the U.S. Physical Security set forth in
      Section 2.02.

               (g) The registered holder of a Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

               (h) QIBs that are beneficial owners of interests in a Global Security may receive Physical Securities (which shall bear the Private Placement Legend if required by
      Section 2.02) in accordance with the procedures of the Depositary. In connection with the execution, authentication and delivery of such Physical Securities, the Registrar shall reflect on its books and records a decrease in the principal amount of the relevant Global Security equal to the principal amount of such Physical Securities and the Company shall execute and the Trustee shall authenticate and deliver one or more Physical Securities having an equal aggregate principal amount.

           SECTION 2.08. Special Transfer Provisions. Unless and until a Security is exchanged for an Exchange Security in connection with an effective Registration Statement pursuant to the Registration Rights Agreement, transfers of a Security or of Securities shall only be permitted as specified below:

          (a) Transfers to QIBs. The following provisions shall apply with respect to the registration of proposed transfer of a U.S.
Physical Security or an interest in the U.S. Global Security to a QIB (excluding Non-U.S. Persons):

           (i) If the Security to be transferred consists of (A) U.S. Physical Securities, the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Security stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Security stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A or (B) an interest in the U.S. Global Security, the transfer of such interest may be effected only through the book entry system maintained by the Depositary.

           (ii) If the proposed transferee is an Agent Member, and the Security to be transferred consists of U.S. Physical Securities, upon receipt by the Registrar of the documents referred to in clause (i) and instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the U.S. Global Security in an amount equal to the principal amount of the U.S. Physical Securities to be transferred, and the Trustee shall cancel the U.S. Physical Securities so transferred.

          (b) Transfers of Interests in the Offshore Global Security or Offshore Physical Securities to U.S. Persons. The following provisions shall apply with respect to any transfer of interests in the Offshore Global Security or Offshore Physical Securities to U.S. Persons:

          (i) prior to the removal of the Private Placement
      Legend from the Offshore Global Security or Offshore
      Physical Securities pursuant to Section 2.02, the Registrar shall refuse to register such transfer; and

           (ii) after such removal, the Registrar shall register the transfer of any such Security without requiring any additional certification.

           (c) Transfers to Non-U.S. Persons at Any Time. The following provisions shall apply with respect to any transfer of a Security to a Non-U.S. Person:

           (i) The Registrar shall register any proposed transfer to any Non-U.S. Person if the Security to be transferred is a U.S. Physical Security or an interest in the U.S. Global Security only upon receipt of a certificate substantially in the form of Exhibit C from the proposed transferor.

           (ii) (A) If the proposed transferor is an Agent Member holding a beneficial interest in the U.S. Global Security, upon receipt by the Registrar of (1) the documents required by paragraph (i) and (2) instructions in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the U.S. Global Security in an amount equal to the principal amount of the beneficial interest in the U.S. Global Security to be transferred, and (B) if the proposed transferee is an Agent Member, upon receipt by the Registrar of instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Offshore Global Security in an amount equal to the principal amount of the U.S. Physical Securities or the

     U.S. Global Security, as the case may be, to be transferred, and the Trustee shall cancel the Physical
     Security, if any, so transferred or decrease the amount of the U.S. Global Security.

           (d) Private Placement Legend. Upon the transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar shall deliver only Securities that bear the Private Placement Legend unless either (i) the Private Placement Legend is no longer required by Section 2.02 or
(ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

           (e) General. By its acceptance of any Security bearing the Private Placement Legend, each Holder of, or beneficial owner of an interest in, such Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture. The Registrar shall not register a transfer of any Security unless such transfer complies with the restrictions on transfer of such Security set forth in this Indenture. In connection with any transfer of Securities to an Institutional Accredited Investor, each such Holder or beneficial owner agrees by its acceptance of Securities to furnish to the Registrar and the Company such certifications, legal opinions or other information as the Company may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act; provided that the Registrar shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information.

          (f) Transfers to Non-QIB Institutional Accredited Investors. The following provisions shall apply with respect to the registration of any proposed transfer of a Security to any Institutional Accredited Investor which is not a QIB (excluding
Non-U.S. Persons):

           (i) The Registrar shall register the transfer of any Security, whether or not such Security bears the Private Placement Legend, if (A) the requested transfer is after three years after the Closing Date or such other time that the Commission determines to apply pursuant to Rule 144(k) under the Securities Act or any successor provision at the time of such transfer or (B) the proposed transferee has delivered to the Registrar (1) a certificate substantially in the form of Exhibit D hereto and (2) if such transfer is in respect of an aggregate principal amount of Securities at the time of transfer of less than $250,000, an Opinion of Counsel acceptable to the Company that such transfer is in compliance with the Securities Act.

           (ii) If the proposed transferor is an Agent Member holding a beneficial interest in the U.S. Global Security, upon receipt by the Registrar of (A) the documents, if any, required by paragraph (i) and (B) instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the U.S. Global Security in an amount equal to the principal amount of the beneficial interest in the U.S.

     Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more U.S. Physical Securities of like tenor and amount.

           The Registrar shall retain copies of all letters, notices and other written communications received pursuant to
Section 2.07 or this Section 2.08. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

           SECTION 2.09. Replacement Securities. If a mutilated Security is surrendered to the Trustee or if the Holder claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security of like tenor and principal amount and bearing a number not contemporaneously outstanding; provided that the requirements of the second paragraph of Section 2.10 are met. If required by the Trustee or the Company, an indemnity bond must be furnished that is sufficient in the judgment of the Trustee to protect the Company, the Trustee or any Agent from any loss that any of them may suffer if a Security is replaced. The Company may charge such Holder for its expenses and the expenses of the Trustee in replacing a Security. In case any such mutilated, lost, destroyed or wrongfully taken Security has become or is about to become due and payable, the Company in its discretion may pay the principal of, premium, if any, and interest accrued on such Security instead of issuing a new Security in replacement thereof.

           If, after the delivery of such replacement Security, a bona fide purchaser of the original Security in lieu of which such replacement Security was issued presents for payment or registration such original Security, the Trustee shall be entitled to recover such replacement Security from the person to whom it was delivered or any person taking therefrom, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Trustee, the Company or any Agent in connection therewith.

           Every replacement Security is an additional obligation of the Company and shall be entitled to the benefits of this Indenture.

           SECTION 2.10. Outstanding Securities. Securities outstanding at any time are all Securities that have been authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section 2.10 as not outstanding.

           If a Security is replaced pursuant to Section 2.09, it ceases to be outstanding unless and until the Trustee and the Company receive proof satisfactory to them that the replaced a bona fide purchaser.

           If the Paying Agent (other than the Company or an Affiliate of the Company) holds on the maturity date money sufficient to pay the principal of, premium, if any, and interest accrued on Securities payable on that date, then on and after that date such Securities cease to be outstanding and interest on them shall cease to accrue.

           A Security does not cease to be outstanding because the Company or one of its Affiliates holds such Security, provided, however, that, in determining whether the Holders of the requisite principal amount of the outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only
Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

           SECTION 2.11. Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officers executing the temporary Securities, as evidenced by their execution of such temporary Securities. If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 4.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged, the temporary Securities shall be entitled to the same benefits under this Indenture as definitive Securities.

           SECTION 2.12. Cancellation. The Company at any time may deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee shall cancel all Securities surrendered for transfer, exchange, payment or cancellation and shall dispose of them in accordance with its normal procedure. The Company shall not issue new Securities to replace Securities it has paid in full or delivered to the Trustee for cancellation.

           SECTION 2.13. CUSIP, CINS and ISIN Numbers. The Company in issuing the Securities may use "CUSIP", "CINS", "ISIN" or other identification numbers (if then generally in use), and, if so, the Trustee shall use CUSIP numbers, CINS numbers, ISIN numbers or other identification numbers, as the case may be, in notices of redemption or exchange as a convenience to Holders; provided that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Securities; provided further that failure to use "CUSIP", "CINS", "ISIN" or other identification numbers in any notice of redemption or exchange shall not effect the validity or sufficiency of such notice.

           SECTION 2.14. Defaulted Interest. If the Company defaults in a payment of interest on the Securities, it shall pay, or shall deposit with the Paying Agent money in immediately available funds sufficient to pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date. A special record date, as used in this Section 2.14 with respect to the payment of any defaulted interest, shall mean the 15th day next preceding the date fixed by the Company for the payment of defaulted interest, whether or not such day is a Business Day. At least 15 days before the subsequent special record date, the Company shall mail to each Holder and to the Trustee a notice that states the subsequent special record date, the payment date and the amount of defaulted interest to be paid.

                           ARTICLE THREE

                            REDEMPTION

           SECTION 3.01. Right of Redemption. The Company may, at its option at any time and from time to time, redeem Securities, in whole or in part, at a redemption price equal to the sum of
(i) the principal amount thereof on the Redemption Date, plus
(ii) accrued and unpaid interest thereon, if any, to the Redemption Date, plus (iii) the Make-Whole Premium, if any, with respect thereto (the "Redemption Price"). "Make-Whole Premium" means, with respect to any Security, the excess, if any, of (A) the present value of the required interest and principal payments due on such Security on or after the Redemption Date, computed using a discount rate equal to the Treasury Rate plus 100 basis points, over (B) the sum of the then outstanding principal amount of such Security plus the accrued and unpaid interest thereon, if any, paid on the Redemption Date. "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the then remaining Average Life of the Securities; provided, however, that if the Average Life of the Securities is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the Average Life of the Securities is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

           SECTION 3.02. Notices to Trustee. If the Company elects to redeem Securities pursuant to Section 3.01, it shall notify the Trustee in writing of the Redemption Date and the amount of Securities to be redeemed.

           The Company shall give each notice provided for in this Section 3.02 in an Officers' Certificate at least ten days before mailing the notice to Holders required pursuant to Section 3.04 (unless a shorter period shall be satisfactory to the Trustee).

           SECTION 3.03. Selection of Securities to Be Redeemed. In the case of any partial redemption, selection of the Securities for redemption will be made by the Trustee not more than 60 days prior to the Redemption Date in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed or, if the Securities are not listed on a national securities exchange, by lot or by such other method as the Trustee shall deem fair and appropriate; provided that no Security of $1,000 in principal amount or less shall be redeemed in part.

           The Trustee shall make the selection from the Securities outstanding and not previously called for redemption. Securities in denominations of $1,000 in principal amount may only be redeemed in whole. The Trustee may select for redemption portions (equal to $1,000 in principal amount or any integral multiple thereof) of Securities that have denominations larger than $1,000 in principal amount . Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company and the Registrar promptly in writing of the Securities or portions of Securities to be called for redemption.

           SECTION 3.04. Notice of Redemption. With respect to any redemption of Securities pursuant to Section 3.01, at least 20 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first class mail to each Holder whose Securities are to be redeemed.

           The notice shall identify the Securities to be redeemed and shall state:

           (a)  the Redemption Date;

           (b)  the Redemption Price;

           (c)  the name and address of the Paying Agent;

           (d) that Securities called for redemption must be surrendered to the Paying Agent in order to collect the Redemption Price;

           (e) that, unless the Company defaults in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders is to receive payment of the Redemption Price upon surrender of the Securities to the Paying Agent;

           (f) if any Security is being redeemed in part, the portion of the principal amount (equal to $1,000 in principal amount or any integral multiple thereof) of such Security to be redeemed and that, on and after the Redemption Date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion thereof will be reissued; and

           (g) that, if any Security contains a CUSIP, CINS, ISIN or other identification number as provided in Section 2.13, no representation is being made as to the correctness of the CUSIP, CINS, ISIN or other identification number either as printed on the Securities or as contained in the notice of redemption and that reliance may be placed only on the other identification numbers printed on the Securities.

           At the Company's request (which request may be revoked by the Company at any time prior to the time at which the Trustee shall have given such notice to the Holders), made in writing to the Trustee at least ten days before it is required to mail the notice to Holders required by this Section 3.04, the Trustee shall give such notice of redemption in the name and at the expense of the Company. If, however, the Company gives such notice to the Holders, the Company shall concurrently deliver to the Trustee an Officers' Certificate stating that such notice has been given.

           SECTION 3.05. Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender of any Securities to the Paying Agent, such Securities shall be paid at the Redemption Price.

           Notice of redemption shall be deemed to be given when mailed, whether or not the Holder receives the notice. In any event, failure to give such notice, or any defect herein, shall not affect the validity of the proceedings for the redemption to whom such notice was properly given.

           SECTION 3.06. Deposit of Redemption Price. On or prior to 10:00 A.M. New York City time on any Redemption Date, the Company shall deposit with the Paying Agent (or, if the Company is acting as its own Paying Agent, shall segregate and hold in trust as provided in Section 2.05) money sufficient to pay the Redemption Price of all Securities to be redeemed on that date other than Securities or portions thereof called for redemption on that date that have been delivered by the Company to the Trustee for cancellation.

           SECTION 3.07. Payment of Securities Called for Redemption. If notice of redemption has been given in the manner provided above, the Securities or portion of Securities specified in such notice to be redeemed shall become due and payable on the Redemption Date at the Redemption Price stated therein, and on and after such date (unless the Company shall default in the payment of such Securities at the Redemption Price, in which case the principal, until paid, shall bear interest from the Redemption Date at the rate prescribed in the Securities), such Securities shall cease to accrue interest. Upon surrender of any Security for redemption in accordance with a notice of redemption, such Security shall be paid and redeemed by the Company at the Redemption Price; provided that installments of interest shall be payable to the Holders registered as such at the close of business on the relevant Regular Record Date that is on or prior to the Redemption Date.

          SECTION 3.08. Securities Redeemed in Part. Upon surrender of any Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new
Security equal in principal amount to the unredeemed portion of such surrendered Security.

                           ARTICLE FOUR

                             COVENANTS

           SECTION 4.01. Payment of Securities. The Company shall pay the principal of, premium, if any, and interest on the Securities on the dates and in the manner provided in the Securities and this Indenture. An installment of principal, premium, if any, or interest shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company, a Subsidiary of the Company, or any Affiliate of any of them) holds on that date money designated for and sufficient to pay the installment. If the Company or any Subsidiary of the Company or any Affiliate of any of them, acts as Paying Agent, an installment of principal, premium, if any, or interest shall be considered paid on the due date if the entity acting as Paying Agent complies with the last sentence of Section 2.05. As provided in Section 6.09, upon any bankruptcy or reorganization procedure relative to the Company, the Trustee shall serve as the Paying Agent for the Securities.

           The Company shall pay interest on overdue principal, premium, if any, and interest on overdue installments of interest, to the extent lawful, at the rate per annum specified in the Securities.

           SECTION 4.02. Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee, Registrar or co-Registrar or any Affiliate of any of
them) where Securities may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in
Section 10.02.

           The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designation. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

           The Company hereby initially designates the Trustee, acting by and through its agent in New York City, Texas Commerce Trust Company of New York, located in the Borough of Manhattan, The City of New York, as such office of the Company in accordance with Section 2.04.

          SECTION 4.03. Limitation on Restricted Payments. (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, take any of the following actions:

           (i) declare or pay any dividend on, or make any distribution to holders of, any shares of the Capital Stock of the Company (other than dividends or distributions payable solely in shares of its Qualified Capital Stock or in options, warrants or other rights to acquire such shares of Qualified Capital Stock);

           (ii) purchase, redeem or otherwise acquire or retire for value, directly or indirectly, any shares of Capital Stock of the Company or any Subsidiary, or any options, warrants or other rights to acquire such shares of Capital Stock, held by Persons other than the Company or a Restricted Subsidiary;

           (iii) make any Investment in any Unrestricted Subsidiary or any Affiliate (other than a Restricted Subsidiary); or

           (iv) declare or pay any dividend or distribution on any Capital Stock of any Restricted Subsidiary to any Person (other than (a) to the Company or any of its Wholly Owned Restricted Subsidiaries or (b) to all holders of Capital Stock of any Restricted Subsidiary on a pro rata basis)

(such being payments or other actions described in (but not excluded from) clauses (i) through (iv) collectively referred to as "Restricted Payments"), unless (1) at the time of, and immediately after giving effect to, the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, as determined by the Board of Directors of the Company as of the date thereof, whose determination shall be conclusive and evidenced by a Board Resolution), no Default or Event of Default shall have occurred and be continuing, (2) after giving effect to the proposed Restricted Payment, the Company would have not less than $500 million of Specified Cash and Cash Equivalents which are not required to be shown as restricted on a balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP, and (3) the aggregate amount of all Restricted Payments declared or made after the date of this Indenture shall not exceed the sum of:

           (A) 50% (or, if the Securities at the time of the proposed Restricted Payment are rated investment grade by both Moody's and S&P, 75%) of the Consolidated Adjusted Net Income of the Company accrued on a cumulative basis during the period beginning on the first day of the Company's first fiscal quarter commencing prior to the date of this Indenture and ending on the last day of the Company's last fiscal quarter ending prior to the date of such proposed Restricted Payment (or, if such aggregate cumulative Consolidated Adjusted Net Income shall be a loss, minus 100% of such loss), plus

           (B) the aggregate net proceeds (including the fair value of non-cash proceeds, as determined by the Board of Directors) received after the date of this Indenture by the Company as capital contributions or from the issuance or sale of shares of Qualified Capital Stock of the Company (including upon the exercise of options, warrants or rights) or warrants, options or rights to purchase shares of Qualified Capital Stock of the Company, plus

           (C) the aggregate principal amount of debt securities (including, without limitation, the debt securities issued in connection with the 8 1/2 % Convertible Trust Originated Preferred Securities of the Continental Airlines Finance Trust) or liquidation value of Redeemable Capital Stock, whenever issued, that has been converted into or exchanged for Qualified Capital Stock of the Company after the date of this Indenture, to the extent of the net proceeds received upon the sale or other issuance of such securities (including the fair value of non-cash proceeds, as determined by the Board of Directors of the Company), together with the aggregate net cash proceeds received by the Company at the time of such conversion or exchange, plus

           (D)  $250 million.

           (b) Notwithstanding paragraph (a) of this Section 4.03, the Company and any Restricted Subsidiary may take the following actions so long as (with respect to clauses (ii) through (v) below) no Default or Event of Default shall have occurred and be continuing and so long as after giving effect to the actions referred to in clause (iii) or (iv) below, the Company would have not less than $500 million of Specified Cash and Cash Equivalents which are not required to be shown as restricted on a balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP:

           (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration the payment of such dividend would have complied with the provisions of paragraph (a) above and such payment will be deemed to have been paid on such date of declaration for purposes of the calculation required by paragraph (a) above;

           (ii) the purchase, redemption or other acquisition or retirement for value of any shares of Capital Stock of the Company in exchange for, or out of the net cash proceeds of a substantially concurrent issuance and sale of, shares of Qualified Capital Stock of the Company;

           (iii) the declaration and payment of any dividend or distribution to holders of the Capital Stock of the Company consisting of cash or property relating to, or securities deriving their value from the Company's interest in, AMADEUS, assets relating to the Company's reservation services business or assets relating to the Company's catering service business;

           (iv) the purchase, redemption or other acquisition or retirement for value of any shares of Capital Stock of the Company owned by Air Canada or any Affiliate thereof as of the date of this Indenture; and

           (v) the purchase, redemption or other acquisition or retirement for value of shares of Capital Stock of the Company issued, or any payments, awards or grants, pursuant to employee benefits plans or agreements in the ordinary course of business and consistent with past practice.

The actions described in this paragraph (b) shall be Restricted Payments that shall be permitted to be taken in accordance with this paragraph (b) but the actions described in clauses (i) and
(ii) of this paragraph (b) shall reduce the amount that would otherwise be available for Restricted Payments under Section 4.03(a)(3).

           SECTION 4.04. Limitation on Transactions with Affiliates. The Company will not, and will not permit any Restricted Subsidiary to enter into or suffer to exist, directly or indirectly, any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with, or for the benefit of, any Affiliate of the Company or of any Restricted Subsidiary (other than the Company, a Wholly Owned Restricted Subsidiary or Air Micronesia, Inc. or Continental Micronesia Inc., so long as they are Restricted Subsidiaries) unless (i) such transaction or series of transactions are on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could have been obtained in an arm's-length transaction with third parties that are not Affiliates, and (ii) with respect to any transaction or series of related transactions involving aggregate consideration equal to or greater than $25 million, the Company delivers an Officers' Certificate to the Trustee certifying that such transaction or series of transactions complies with clause (i) above and that either such transaction or series of related transactions has been approved by a majority of the Disinterested Directors of the Company or the Company has obtained a written opinion from a nationally recognized investment banking firm to the effect that such transaction or series of related transactions is fair to the Company or its Restricted Subsidiary, as the case may be, from a financial point of view; provided, however, that this Section
4.04 will not restrict (1) the Company from paying reasonable and customary compensation and fees (including securities of the Company) to directors of the Company or any Restricted Subsidiary who are not employees of the Company or any Restricted Subsidiary or from paying amounts or making awards or grants of cash, securities or otherwise pursuant to employee benefit plans or agreements in the ordinary course of business and consistent with past practice, (2) transactions pursuant to tax sharing agreements between the Company and any other Person with which the Company is part of a consolidated group for tax purposes, and
(3) any Restricted Payment not prohibited by Section 4.03.

           SECTION 4.05. Limitation on Disposition of Proceeds of Asset Sales. To the extent that the Net Cash Proceeds of Asset Sales in any 12-month period exceed 15% of Consolidated Net Tangible Assets (determined as of the date closest to the commencement of such 12-month period for which a consolidated balance sheet of the Company and its Restricted Subsidiaries has been prepared in conformity with GAAP), the Company will, within 12 months after the date such Net Cash Proceeds so exceeded 15% of Consolidated Net Tangible Assets (such amount being defined as "Excess Proceeds"), apply all of such Excess Proceeds to one or any combination of the following: (i) the permanent repayment of unsubordinated Indebtedness of the Company or any Indebtedness of any Restricted Subsidiary, (ii) the investment (or the commitment to invest followed by the actual investment within 12 months from such commitment date) in property or assets used in a business related to that of the Company or any Restricted Subsidiary on the date of this Indenture (or in a Person engaged in such a business), or (iii) the offer to purchase Securities (an "Excess Proceeds Offer") in an aggregate principal amount of not less than $25,000,000 under procedures similar to those described in paragraphs (b) and (c) of Section 4.06, at a price equal to the principal amount thereof plus accrued interest, if any, to the date of purchase.

           SECTION 4.06. Purchase of Securities upon a Change of Control Triggering Event. (a) If a Change of Control Triggering Event shall occur at any time, then each Holder of Securities shall have the right to require that the Company purchase such Holder's Securities, in whole or in part, at a purchase price (the "Change of Control Purchase Price") in cash in an amount equal to 101 % of the principal amount thereof, plus accrued interest, if any, to the date of purchase (the "Change of Control Purchase Date"), in accordance with the procedures set forth in paragraphs (b) and (c) of this Section 4.06 (the "Change of Control Offer").

           (b) Within 15 days following any Change of Control Triggering Event, the Company shall notify the Trustee thereof and give written notice of such Change of Control Triggering Event to each Holder of Securities in the manner provided in
Section 10.02, stating (i) that a Change of Control Triggering Event has occurred and that such Holder has the right to require the Company to repurchase such Holder's Securities at the Change of Control Purchase Price; (ii) the Change of Control Purchase Price and the Change of Control Purchase Date, which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act or any applicable securities laws or regulations; (iii) that any Security not tendered will continue to accrue interest; (iv) that, unless the Company defaults in the payment of the Change of Control Purchase Price, any Securities accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date; (v) that Holders electing to have any Security purchased pursuant to the Change of Control Offer will be required to surrender such Security, together with the form entitled "Option of Holder to Elect Purchase" on the reverse side of such Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Change of Control Purchase Date; (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Change of Control Purchase Date, a facsimile transmission or letter setting forth the name of such Holder, the principal amount of Securities delivered for purchase and a statement that such Holder is withdrawing his election to have such Securities purchased; and (vii) that Holders whose Securities are being purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered; provided that each Security purchased and each new Security issued shall be in a principal amount at maturity of $1,000 or integral multiples thereof.

          (c) On the Change of Control Purchase Date, the Company shall:
(i) accept for payment Securities or portions thereof tendered pursuant to the Change of Control Offer; (ii) deposit with the Paying Agent money sufficient to pay the Change of Control
Purchase Price of all Securities or portions thereof so accepted;
and (iii) deliver, or cause to be delivered, to the Trustee all Securities or portions thereof so accepted together with an Officers' Certificate specifying the Securities or portions thereof accepted for payment by the Company. The Paying

Agent shall promptly mail to the Holders of Securities so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Security equal in principal amount to the unpurchased portion of the Securities surrendered; provided that each Security purchased and each new Security issued shall be in a principal amount at maturity of $1,000 or integral multiples thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

           (d) The Company will comply with the applicable tender offer rules, including Rule 14e-l under the Exchange Act, and any other applicable securities laws and regulations in connection with a Change of Control Offer. The Company will not, and will not permit any Restricted Subsidiary to, create or permit to exist or become effective any restriction (other than restrictions existing under Indebtedness as in effect on the date of this Indenture or any renewals, extensions, substitutions, refinancings or replacements of such Indebtedness, provided that the restrictions contained in the agreements governing such Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced) that would materially impair the ability of the Company to make a Change of Control Offer to purchase the Securities or, if such Change of Control Offer is made, to pay for the Securities tendered for purchase.

           SECTION 4.07. Existence. Subject to Articles Four and Five of this Indenture, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of the Company and each such Subsidiary and the rights (whether pursuant to charter, partnership certificate, agreement, statute or otherwise), material licenses and franchises of the Company and each such Restricted Subsidiary; provided that the Company shall not be required to preserve any such right, license or franchise, or the existence of any Restricted Subsidiary (other than itself), if the maintenance or preservation thereof, in the judgment of the Company, is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole.

           SECTION 4.08. Payment of Taxes and Other Claims. The Company shall pay or discharge and shall cause each of its Subsidiaries to pay or discharge, or cause to be paid or discharged, before the same shall become delinquent (i) all material taxes, assessments and governmental charges levied or imposed upon (a) the Company or any such Subsidiary, (b) the income or profits of any such Subsidiary which is a corporation or (c) the property of the Company or any such Subsidiary and
(ii) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a lien upon the property of the Company or any such Subsidiary; provided that the Company shall not be required to pay or discharge, or cause to be paid or discharged, any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established.

          SECTION 4.09. Maintenance of Properties and Insurance. The Company shall cause all properties used or useful in the conduct of its business or the business of any of its Restricted Subsidiaries, to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided that nothing in this Section 4.09 shall prevent the Company or any such Subsidiary from discontinuing the use, operation or maintenance of any of such properties or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Company, desirable in the conduct of the business of the Company or such Subsidiary.

           The Company shall provide or cause to be provided, for itself and its Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds customarily insured against by corporations similarly situated and owning like properties, including, but not limited to, products liability insurance and public liability insurance, with reputable insurers or with the government of the United States of America, or an agency or instrumentality thereof, in such amounts, with such deductibles and by such methods as shall be customary for corporations similarly situated in the industry in which the Company or such Restricted Subsidiary, as the case may be, is then conducting business.

           SECTION 4.10. Notice of Defaults. The Company shall give written notice to the Trustee within five Business Days of actual knowledge by a Responsible Officer of the Company of any Event of Default.

           SECTION 4.11. Compliance Certificates. (a) The Company shall deliver to the Trustee, within 90 days after the end of the Company's fiscal year and after the end of each fiscal quarter, an Officers' Certificate stating whether or not the signers know of any Default or Event of Default that occurred during such fiscal year. Such certificates shall contain a certification from the principal executive officer, principal financial officer or principal accounting officer of the Company that a review has been conducted of the activities of the Company and the Restricted Subsidiaries and the Company's and the Restricted Subsidiaries' performance under this Indenture and that, to the best knowledge of such officer, the Company has complied with all conditions and covenants under this Indenture. For purposes of this Section 4.11, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture. If any such officer knows of such a Default or Event of Default, the certificate shall describe any such Default or Event of Default and its status.

           (b) The Company shall deliver to the Trustee, within 90 days after the end of its fiscal year, a certificate signed by the Company's independent certified public accountants stating
(i) that their audit examination has included a review of the terms of this Indenture and the Securities as they relate to accounting matters, (ii) that they have read the most recent Officers' Certificate delivered to the Trustee pursuant to paragraph (a) of this Section 4.11 and (iii) whether, in connection with their audit examination, anything came to their attention that caused them to believe that the Company was not in compliance with any of the terms, covenants, provisions or conditions of Article Four and Section 5.01 of this Indenture as they pertain to accounting matters and, if any Default or Event of Default related thereto has come to their attention, specifying the nature and period of existence thereof; provided that such independent certified public accountants shall not be liable in respect of such statement by reason of any failure to obtain knowledge of any such Default or Event of Default that would not be disclosed in the course of an audit examination conducted in accordance with generally accepted auditing standards in effect at the date of such examination.

           (c) Within 90 days of the end of each of the Company's fiscal years, the Company shall deliver to the Trustee a list of all Restricted Subsidiaries. The Trustee shall have no duty with respect to any such list except to keep it on file and available for inspection by the Holders.

           SECTION 4.12. Reports. The Company will file on a timely basis with the Commission, to the extent such filings are accepted by the Commission and whether or not the Company has a class of securities registered under the Exchange Act, the annual reports, quarterly reports and other documents that the Company would be required to file if it were subject to Section 13 or 15 of the Exchange Act. The Company will also be required (a) to file with the Trustee copies of such reports and documents within 15 days after the date on which the Company files such reports and documents with the Commission or the date on which the Company would be required to file such reports and documents if the Company were so required, and (b) if filing such reports and documents with the Commission is not accepted by the Commission or is prohibited under the Exchange Act, to supply at the Company's cost copies of such reports and documents to any Holder of Securities promptly upon written request.

                           ARTICLE FIVE

                       SUCCESSOR CORPORATION

           SECTION 5.01. Consolidation, Merger and Sale of Assets. The Company will not, in a single transaction or through a series of transactions, consolidate with or merge with or into any other Person, or permit any Person to consolidate with or merge into the Company, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any other Person or Persons if such transaction or series of transactions, in the aggregate, would result in the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a consolidated basis to any other Person or group of affiliated Persons, unless at the time and immediately after giving effect thereto (i) either (a) the Company will be the continuing corporation or (b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person that acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all the properties and assets of the Company and its Restricted Subsidiaries on a consolidated basis (the "Surviving Entity") (1) will be a corporation duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and (2) will expressly assume, by a supplemental indenture in form satisfactory to the Trustee, the Company's obligation for the due and punctual payment of the principal of, premium, if any, and interest on all the Securities and the performance and observance of every covenant of this Indenture on the part of the Company to be performed or observed; (ii) immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (and treating any obligation of the Company or any Restricted Subsidiary incurred in connection with or as a result of such transaction or series of transactions as having been incurred at the time of such transaction), no Default or Event of Default will have occurred and be continuing; and (iii) immediately after giving effect to such transaction or series of transactions on a pro forma basis (and treating any obligation of the Company or any Restricted Subsidiary incurred in connection with or as a result of such transaction or series of transactions as having been incurred at the time of such transaction), the Consolidated Net Worth of the Company (or of the Surviving Entity if the Company is not the continuing obligor under this Indenture) is equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction or series of transactions.

           In connection with any such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition, the Company or the Surviving Entity shall deliver to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate demonstrating compliance with clause (iii) above and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition, and if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the requirements of this Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with.

           SECTION 5.02. Successor Substituted. Upon any consolidation or merger, or any sale, conveyance, transfer or other disposition of all or substantially all of the property and assets of the Company in accordance with Section 5.01 of this Indenture, the successor Person formed by such consolidation or merger or to which such sale, conveyance, transfer or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided that the Company shall not be released from its obligations to pay the principal of, premium, if any, or interest on the Securities in the case of a lease of all or substantially all of its property and assets.

                            ARTICLE SIX

                       DEFAULT AND REMEDIES

          SECTION 6.01. Events of Default. An "Event of Default" shall occur with respect to the Securities if any of the following shall occur:

           (a) default in the payment of any installment of interest on any Security when it becomes due and payable and continuance of such default for a period of 30 days;

           (b) default in the payment of the principal of or premium, if any, on any Security at its Maturity (upon acceleration, optional redemption, required purchase or otherwise);

           (c) default in the performance, or breach, of the provisions of Section 5.01;

           (d) default in the performance, or breach, of any covenant of the Company contained in this Indenture (other than a default in the performance, or breach, of a covenant which is specifically dealt with in clause (a), (b) or (c) above) and continuance of such default or breach for a period of 60 days after written notice shall have been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25 % in aggregate principal amount of the Securities then outstanding;

           (e) Indebtedness of the Company or any Restricted Subsidiary together aggregating $75 million or more shall have been accelerated or otherwise declared due and payable, or required to be prepaid or repurchased (other than by regularly scheduled required prepayment prior to the stated maturity thereof), and such Indebtedness shall not have been discharged, and such acceleration shall not have been annulled, within 30 days;

           (f) one or more final judgments or orders shall be rendered against the Company or any Restricted Subsidiary for the payment of money, the portion thereof not covered by insurance either individually or in the aggregate shall be in excess of $75 million, such judgments or orders shall not have been discharged and there shall have been a period of 30 consecutive days during which a stay of enforcement of such judgments or orders, by reason of a pending appeal or otherwise, was not in effect;

           (g) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company or any Significant Restricted Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Restricted Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Restricted Subsidiary or (C) the winding up or liquidation of the affairs of the Company or any Significant Restricted Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

           (h) the Company or any Significant Restricted Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law,
      (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Restricted Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Restricted Subsidiary or (C) effects any general assignment for the benefit of creditors.

           SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in clause (g) or (h) of Section 6.01 that occurs with respect to the Company) occurs and is continuing under this Indenture, the Trustee or the Holders of at least 25 % in aggregate principal amount of the Securities then outstanding, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued interest on the Securities to be immediately due and payable. Upon a declaration of acceleration, such principal of, premium, if any, and accrued interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (e) of Section
6.01 has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (e) of Section 6.01 shall be remedied or cured by the Company or the relevant Restricted Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto, and no other Defaults under this Indenture have occurred and are continuing after giving pro forma effect to such remedy, cure or waiver. If an Event of Default specified in clause (g) or (h) of Section
6.01 occurs and is continuing with respect to the Company, the principal of, premium, if any, and accrued interest on the Securities then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

           At any time after such a declaration of acceleration, but before a judgment or decree for the payment of the money due has been obtained by the Trustee, the Holders of at least a majority in aggregate principal amount of the outstanding Securities, by written notice to the Company and to the Trustee, may rescind such declaration and its consequences if (a) the Company has paid or deposited with the Trustee a sum sufficient to pay (i) all overdue interest on all Securities, (ii) all unpaid principal of and premium, if any, on any outstanding Securities that has become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Securities, (iii) to the extent that payment of such interest is lawful, interest upon overdue interest and overdue principal at the rate prescribed therefor by such Securities, (iv) all sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; (b) all Events of Default, other than the non-payment of amounts of principal of, premium, if any, or interest on the Securities that has become due solely by such declaration of acceleration, have been cured or waived; and (c) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. No such rescission shall affect any subsequent default or impair any right consequent thereon.

           SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or interest on the Securities, to enforce the performance of any provision of the Securities or this Indenture or to bring actions on behalf of the Holders of the Securities against third parties.

           The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding.

           SECTION 6.04. Waiver of Past Defaults. Subject to Sections 6.02, 6.07 and 9.02, the Holders of at least a majority in principal amount of the outstanding Securities, by notice to the Trustee, may waive all past Defaults and Events of Default and their consequences (except a Default in the payment of principal of, premium, if any, or interest on any Security as specified in clause (a) or (b) of Section 6.01 or in respect of a covenant or provision of this Indenture which cannot be modified or amended without the consent of the Holder of each outstanding

Security affected) if (i) all existing Events of Default, other than the nonpayment of principal of, premium, if any, or interest on the Securities that have become due solely by such declaration of acceleration, have been cured or waived and (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

           SECTION 6.05. Control by Majority. The Holders of at least a majority in aggregate principal amount of the outstanding Securities may, subject to Section 7.02(iv), direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Securities not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any direction received from Holders of Securities pursuant to this Section 6.05.

           SECTION 6.06. Limitation on Suits. A Holder may not pursue any remedy with respect to this Indenture or the Securities unless:

           (i) the Holder gives the Trustee written notice of a continuing Event of Default;

           (ii) the Holders of at least 25% in aggregate principal amount of outstanding Securities make a written request to the Trustee to pursue the remedy;

           (iii) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liabilities or expenses which may be incurred in compliance with such request;

           (iv) the Trustee does not comply with the request within 60 days after receipt of the written request and the offer of indemnity; and

           (v) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding
      Securities do not give the Trustee a direction that is inconsistent with the request.

           For purposes of Section 6.05 and this Section 6.06, the Trustee shall comply with TIA Section 316(a) in making any determination of whether the Holders of the required aggregate principal amount of outstanding Securities have concurred in any request or direction of the Trustee to pursue any remedy available to the Trustee or the Holders with respect to this Indenture or the Securities or otherwise under the law.

           A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

          SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of the principal of, premium, if any, or interest on such Security, or to bring suit for the enforcement of any such payment, on or after the due date expressed in such Security, shall not be impaired or affected without the consent of such Holder.

          SECTION 6.08. Collection Suit by Trustee. If an Event of Default in payment of principal, premium or interest specified in clause (a) or (b) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor of the Securities for the whole amount of principal, premium, if any, and accrued interest remaining unpaid, together with interest on overdue principal, premium, if any, and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate specified in the Securities, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

          SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor of the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any monies, securities or other property payable or deliverable upon conversion or exchange of the Securities or upon any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

          SECTION 6.10. Priorities. If the Trustee collects any money pursuant to this Article Six, it shall pay out the money in the following order:

           First:  to the Trustee for all amounts due under Section 7.07;

           Second: to the Holders for amounts then due and unpaid for principal of, premium, if any, and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium, if any, and interest, respectively; and

           Third: to the Company or any other obligors of the Securities, as their interests may appear, or as a court of competent jurisdiction may direct.

           The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

           SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in principal amount of the outstanding Securities.

           SECTION 6.12. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, Trustee and the Holders shall continue as though no such proceeding had been instituted.

           SECTION 6.13. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Securities in
Section 2.09, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

           SECTION 6.14. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Six or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

                           ARTICLE SEVEN

                              TRUSTEE

          SECTION 7.01. General. The duties and responsibilities of the Trustee shall be as provided by the TIA and as set forth herein.
Whether or not herein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article Seven.

           SECTION 7.02. Certain Rights of Trustee. Subject to TIA Sections 315(a) through (d):

           (i) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document and may in good faith conclusively rely as to the truth of the statements and the correctness of the opinions therein:

           (ii) before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate, opinion and/or an accountants' certificate;

          (iii) the Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care;

           (iv) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

           (v) the Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders of a majority in principal amount of the outstanding Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; provided that the Trustee's conduct does not constitute negligence or bad faith;

           (vi) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

           (vii) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company personally or by agent or attorney; and

           (viii) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.

           SECTION 7.03 Individual Rights of Trustee. The Trustee, in its commercial banking or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to TIA Sections 310(b) and 311.

           SECTION 7.04. Trustee's Disclaimer. The Trustee (i) makes no representation as to the validity or adequacy of this Indenture or the Securities, (ii) shall not be accountable for the Company's use or application of the proceeds from the Securities and (iii) shall not be responsible for any statement in the Securities other than its certificate of authentication.

           SECTION 7.05. Notice of Default. If any Default or any Event of Default occurs and is continuing and if such Default or Event of Default is known to an officer assigned to administer corporate trust matters of the Trustee, the Trustee shall mail to each Holder in the manner and to the extent provided in TIA
Section 313(c) notice of the Default or Event of Default within 30 days after it occurs, unless such Default or Event of Default has been cured; provided, however, that, except in the case of a default in the payment of the principal of, premium, if any, or interest on any Security, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders.

           SECTION 7.06. Reports by Trustee to Holders. Within 60 days after each May 15, beginning with May 15, 1997, the Trustee shall mail to each Holder as provided in TIA Section 313(c) a brief report that complies with TIA Section 313(a) dated as of such May 15, if required by TIA Section 313(a).

           SECTION 7.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time such compensation as shall be agreed upon in writing for its services. The compensation of the Trustee shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses (including costs of collection) and advances incurred or made by the Trustee. Such expenses shall include the reasonable compensation and expenses of the Trustee's agents and counsel.

          The Company shall indemnify the Trustee for, and hold it harmless against, any loss or liability or expense incurred by it without negligence or bad faith on its part in connection with the acceptance or administration of this Indenture and its duties under this Indenture and the Securities, including, without limitation, the costs and expenses of investigating or defending itself against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under this Indenture and the Securities.

           To secure the Company's payment obligations in this
Section 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, premium, if any, and interest on particular Securities.

           If the Trustee incurs expenses or renders services after the occurrence of an Event of Default specified in clause
(g) or (h) of Section 6.01, the expenses and the compensation for the services will be intended to constitute expenses of administration under the United States Bankruptcy Code or any applicable federal or state law for the relief of debtors.

           SECTION 7.08. Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

           The Trustee may resign at any time by so notifying the Company in writing at least 30 days prior to the date of the proposed resignation. The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Trustee in writing and may appoint a successor Trustee with the consent of the Company. The Company may at any time remove the Trustee, by Company Order given at least 30 days prior to the date of the proposed removal if: (i) the Trustee is no longer eligible under Section 7.10; (ii) the Trustee is adjudged a bankrupt or an insolvent; (iii) a receiver or other public officer takes charge of the Trustee or its property; or
(iv) the Trustee becomes incapable of acting.

           If the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company. If the successor Trustee does not deliver its written acceptance required by the next succeeding paragraph of this Section 7.08 within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

           A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after the delivery of such written acceptance, subject to the lien provided in Section 7.07, (i) the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, (ii) the resignation or removal of the retiring Trustee shall become effective and (iii) the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

           If the Trustee is no longer eligible under Section 7.10, any Holder who satisfies the requirements of TIA Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

           The Company shall give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

           Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 shall continue indefinitely for the benefit of the retiring
Trustee.

           SECTION 7.09. Successor Trustee by Merger, Etc. If the
Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall be the successor Trustee with the same effect as if the successor
Trustee had been named as the Trustee herein.

           SECTION 7.10. Eligibility. This Indenture shall always have a Trustee who satisfies requirements of TIA Section
310(a)(1). The Trustee shall have a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition.

           SECTION 7.11. Money Held in Trust. The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article Eight of this Indenture.

           SECTION 7.12. Withholding Taxes. The Trustee, as agent for the Company, shall exclude and withhold from each payment of principal and interest and other amounts due hereunder or under the Securities any and all withholding taxes applicable thereto as required by the federal law of the United States or the law of the State of New York or any political subdivision thereof ("U.S. Taxes"). The Trustee agrees to act as such withholding agent and, in connection therewith, whenever any present or future U.S. Taxes or similar charges are required to be withheld with respect to any amounts payable in respect of the Securities, to withhold such amounts and timely pay the same to the appropriate authority in the name of and on behalf of the holders of the Securities, that it will file any necessary withholding tax returns or statements when due, and that, as promptly as possible after the payment thereof, it will deliver to each holder of a Security appropriate documentation showing the payment thereof, together with such additional documentary evidence as such holders may reasonably request from time to time.

                           ARTICLE EIGHT

                      DISCHARGE OF INDENTURE

           SECTION 8.01. Termination of Company's Obligations.
Except as otherwise provided in this Section 8.01, the Company may terminate its obligations under the Securities and this Indenture if:

           (i) all Securities previously authenticated and delivered (other than destroyed, lost or stolen Securities that have been replaced or Securities that are paid pursuant to Section 4.01 or Securities for whose payment money or securities have theretofore been held in trust and thereafter repaid to the Company, as provided in Section 8.07) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder; or

           (ii) (A) the Securities mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption, (B) the Company irrevocably deposits in trust with the Trustee during such one-year period, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds solely for the benefit of the Holders for that purpose, money or U.S. Government Obligations sufficient (in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee), without consideration of any reinvestment of any interest thereon, to pay principal, premium, if, any, and interest on the Securities to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder, (C) no Default or Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit, (D) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound and (E) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with.

           With respect to the foregoing clause (i), the Company's obligations under Section 7.07 shall survive. With respect to the foregoing clause (ii), the Company's obligations in Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 2.14,
4.01, 4.02, 7.07, 7.08, 8.06, 8.07 and 8.08 shall survive until the Securities are no longer outstanding. Thereafter, only the Company's obligations in Sections 7.07, 8.07 and 8.08 shall survive. After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Securities and this Indenture except for those surviving obligations specified above.

           SECTION 8.02. Company's Option to Effect Defeasance or Covenant Defeasance. The Company may, at its option and at any time, with respect to the Securities, elect to have either Section 8.03 or
Section 8.04 applied to all outstanding Securities upon compliance with the conditions set forth below in this Article
Eight.

           SECTION 8.03. Defeasance and Discharge of Indenture. Upon the Company's exercise under Section 8.02 of the option applicable to this Section 8.03, the Company will be deemed to have paid and will be discharged from any and all obligations in respect of the Securities on the date the conditions set forth in Section 8.05 are satisfied (hereinafter, a "defeasance"). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Securities, and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of outstanding Securities to receive, solely from the trust fund described in Section 8.05 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any, on) and interest on such Securities when such payments are due, (B) the Company's obligations with respect to such Securities under Sections 2.02, 2.03, 2.04, 2.05, 2.06,
2.07, 2.08, 2.09, 2.14, 4.02, 7.07 and 7.08, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (D) this Article Eight. Subject to compliance with this Article Eight, the Company may exercise its option under this
Section 8.03 notwithstanding the prior exercise of its option under Section 8.04 with respect to the Securities.

           SECTION 8.04. Defeasance of Certain Obligations. Upon the Company's exercise under Section 8.02 of the option applicable to this Section 8.04, the Company may omit to comply with any term, provision or condition set forth in Sections 4.03 through 4.12, and clauses (e) and (f) of Section 6.01 shall be deemed not to be Events of Default, in each case with respect to the outstanding Securities, on and after the date the conditions set forth in Section 8.05 are satisfied (hereinafter, a "covenant defeasance"). For this purpose, such covenant defeasance means that, with respect to the outstanding Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document, and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01(d), but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.

           SECTION 8.05.  Conditions to Defeasance or Covenant Defeasance.

           The following shall be the conditions to application of either Section 8.03 or Section 8.04 to the outstanding
Securities:

           (a) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 who shall agree to comply with the provisions of this Article Eight applicable to it), under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (A) cash in United States dollars, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of (and premium, if any) and interest on the outstanding Securities on the Stated Maturity (or Redemption Date, if applicable) of such principal (and premium, if any) or installment of interest; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to the Securities:

           (b) No Default or Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit or, insofar as paragraphs (g) and
      (h) of Section 6.01 hereof are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

           (c) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound;

           (d) In the case of an election under Section 8.03, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since December 4, 1996, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

           (e) In the case of an election under Section 8.04, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

           (f) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance under Section 8.03 or the covenant defeasance under Section 8.04 (as the case may be) have been complied with.

           SECTION 8.06. Application of Trust Money. Subject to
Section 8.08, the Trustee or Paying Agent shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.01, 8.03 or 8.04, as the case may be, and shall apply the deposited money and the money from U.S. Government Obligations in accordance with the Securities and this Indenture to the payment of principal of, premium, if any, and interest on the Securities; but such money need not be segregated from other funds except to the extent required by law.

          SECTION 8.07. Repayment to Company. Subject to Sections 7.07, 8.01, 8.02 and 8.03, the Trustee and the Paying Agent shall promptly pay to the Company upon request any excess money held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying
Agent shall pay to the Company any money held by them for the payment of principal, premium, if any, or interest that remains unclaimed for two years; provided that the Trustee or such Paying
Agent before being required to make any payment may cause to be published at the expense of the Company once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money at such Holder's address (as set forth in the Security Register) notice that such money remains unclaimed and that after a date specified therein (which shall be at least 30 days from the date of such publication or mailing) any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

           SECTION 8.08. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 8.01, 8.03 or 8.04, as the case may be, by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01, 8.03 or 8.04, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with
Section 8.01, 8.03 or 8.04, as the case may be; provided that, if the Company has made any payment of principal of, premium, if any, or interest on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                           ARTICLE NINE

                AMENDMENTS, SUPPLEMENTS AND WAIVERS

           SECTION 9.01. Without Consent of Holders. The Company, when authorized by resolutions of its Board of Directors, and the Trustee may amend or supplement this Indenture or the Securities without notice to or the consent of any Holder:

           (a) to cure any ambiguity, or to correct or supplement any provision in this Indenture or the Securities which may be defective or inconsistent with any other provision in this Indenture or the Securities or make any other provisions with respect to matters or questions arising under this Indenture or the Securities; provided that, in each case, such provisions shall not adversely affect the interests of the Holders;

           (b)  to comply with Article Five;

          (c) to add to the covenants of the Company or any other obligor upon the Securities for the benefit of the Holders of the Securities or to surrender any right or power conferred upon the Company or any other obligor upon the Securities, as applicable, under this Indenture or the Securities;

           (d) to comply with any requirements of the Commission in connection with the qualification of this Indenture under the TIA:

           (e)  to add a guarantor of the Securities;

           (f) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee; or

           (g) to mortgage, pledge, hypothecate or grant a security interest in favor of the Trustee for the benefit of the Holders as additional security for the payment and performance of the Company's and any guarantor's obligations hereunder, in any property or assets, including any of which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted to the Trustee pursuant to this Indenture or otherwise.

           SECTION 9.02. With Consent of Holders. Subject to Sections 6.04 and 6.07 and without prior notice to the Holders, the Company, when authorized by its Board of Directors (as evidenced by a Board Resolution), and the Trustee may amend this Indenture and the Securities with the written consent of the Holders of a majority in principal amount of the Securities then outstanding, and the Holders of a majority in principal amount of the Securities then outstanding by written notice to the Trustee may waive future compliance by the Company with any provision of this Indenture or the Securities.

           Notwithstanding the provisions of this Section 9.02, without the consent of each Holder affected, an amendment or waiver, including a waiver pursuant to Section 6.04, may not:

           (i) change the Stated Maturity of the principal of, or any installment of interest on, any Security, or reduce the principal amount of, or premium, if any, or interest on, any Security, or adversely affect any right of repayment at the option of any Holder of any Security, or change the place or currency of payment of principal of, or premium, if any, or interest on, any Security, or impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption on or after the Redemption Date) of any Security;

           (ii) amend, change or modify the obligation of the Company to make and consummate an Excess Proceeds Offer with respect to any Asset Sale in accordance with Section
      4.05 or the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control Triggering Event in accordance with
      Section 4.06, including, in each case, amending, changing or modifying any definition relating thereto;

           (iii) reduce the percentage of outstanding Securities the consent of whose Holders is required for any supplemental indenture, for any waiver of compliance with certain provisions of this Indenture or for waiver of certain
      Defaults and their consequences provided for in this Indenture;

           (iv) waive a default in the payment of principal of, premium, if any, or interest on the Securities;

           (v) modify any of the provisions of this Section 9.02, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby; or

           (vi) except as otherwise permitted under Section 5.01, consent to the assignment or transfer by the Company of any of its rights or obligations under this Indenture.

           It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

           After an amendment, supplement or waiver under this
Section 9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Company will mail supplemental indentures to Holders upon request. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

           SECTION 9.03. Revocation and Effect of Consent. Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the Security of the consenting Holder, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of its Security. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver shall become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the outstanding Securities.

           The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the last two sentences of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies) and only those persons shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

           SECTION 9.04. Notation on or Exchange of Securities. If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder to deliver such Security to the Trustee. At the Company's expense the Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any Security thereafter authenticated. Alternatively, if the Company or the Trustee so determines the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

           SECTION 9.05. Trustee to Sign Amendments, Etc. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture. Subject to the preceding sentence, the Trustee shall sign such amendment, supplement or waiver if the same does not adversely affect the rights, duties or immunities of the Trustee under this Indenture or otherwise. The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver that affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

           SECTION 9.06. Conformity with Trust Indenture Act.
Every supplemental indenture executed pursuant to this Article
Nine shall conform to the requirements of the TIA as then in effect.

                            ARTICLE TEN

                           MISCELLANEOUS

           SECTION 10.01. Trust Indenture Act of 1939. Prior to the effectiveness of the Registration Statement, this Indenture shall incorporate and be governed by the provisions of the TIA that are required to be part of and to govern indentures qualified under the TIA. Upon effectiveness of the Registration Statement, this Indenture shall be subject to the provisions of the TIA that are required to be a part of this Indenture and shall, to the extent applicable, be governed by such provisions.

           SECTION 10.02. Notices. Any notice or communication shall be sufficiently given if in writing and delivered in person or mailed by first class mail addressed as follows:

           if to the Company:
           -----------------

                Continental Airlines, Inc.
                2929 Allen Parkway
                Suite 2010
                Houston, TX 77019
                Attention:     Chief Financial Officer General Counsel
                Telephone:     (713) 834-2950
                Telecopy:      (713) 834-2687
           if to the Trustee:
           ------------------

           For payment, registration, transfer, exchange and tender of the Securities:

                Texas Commerce Bank National Association
                Attention:     Registered Bond Events
                Telephone:     (214) 871-9393 or (800) 275-2048

                By Hand                    By Mail
                -------                    -------
                One Main Place             P.O.  Box 2320
                1201 Main Street,          Dallas, Texas 75221-2320
                18th Floor
                Dallas, Texas 75202

                Address of the Agent of the Trustee in New York City
                ----------------------------------------------------

                Texas Commerce Bank National Association
                c/o Texas Commerce Trust Company of New York
                55 Water Street, North Building
                Room 234, Windows 20 and 21
                New York, New York 10041

                Telephone: (212) 638-4020 or (212) 638-4021
                Telecopy:  (212) 638-7267

           For all other communications regarding the Securities:

                Texas Commerce Bank National Association
                600 Travis Street, Suite 1150
                Houston, Texas 77002

                Attention:     Global Trust Services
                Attention:     Global Trust Services
                Telephone:     (713) 216-4808
                Telecopy:      (713) 216-5476

           The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications. Notices to the Company or the Trustee shall be effective only upon receipt.

           Any notice or communication mailed to a Holder shall be mailed to him at his address as it appears on the Security Register by first class mail and shall be sufficiently given to him if so mailed within the time prescribed. Copies of any such communication or notice to a Holder shall also be mailed to the Trustee and each Agent at the same time.

           Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. Except for a notice to the Trustee, which is deemed given only when received, and except as otherwise provided in this Indenture, if a notice or communication is mailed in the manner provided in this Section 10.02, it is duly given, whether or not the addressee receives it.

           Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

           In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

           SECTION 10.03. Certificate and Opinion as to
Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

           (i) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

           (ii) an Opinion of Counsel stating that, in the opinion of such Counsel, all such conditions precedent have been complied with.

           SECTION 10.04. Statements Required in Certificate or
Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

           (i) a statement that each person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

           (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based;

           (iii) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

           (iv) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with; provided, however, that, with respect to matters of fact, an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

           SECTION 10.05. Rules by Trustee Paying Agent or Registrar. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

           SECTION 10.06. Payment Date Other Than a Business Day. If an Interest Payment Date, Redemption Date, Payment Date, Stated Maturity or date of maturity of any Security shall not be a Business Day, then payment of principal of, premium, if any, or interest on such Security, as the case may be, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Payment Date, Redemption Date, or at the Stated Maturity or date of maturity of such Security; provided that no interest shall accrue for the period from and after such Interest Payment Date, Payment Date, Redemption Date, Stated Maturity or date of maturity, as the case may be.

           SECTION 10.07.  Governing Law.  THIS INDENTURE AND THE
SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH
THE LAWS OF THE STATE OF NEW YORK.

           SECTION 10.08. No Adverse Interpretation of Other
Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

           SECTION 10.09. No Recourse Against Others. No recourse for the payment of the principal of, premium, if any, or interest on any of the Securities, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company contained in this Indenture, or in any of the Securities, or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator or against any past, present or future partner, shareholder, other equity holder, officer, director, employee or controlling person, as such, of the Company or of any successor Person, either directly or through the Company or any successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Securities.

           SECTION 10.10. Successors. All agreements of the Company in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

           SECTION 10.11. Duplicate Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

           SECTION 10.12. Table of Contents, Headings, Etc. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.

                            SIGNATURES

           IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, as of the date first written above.

                               CONTINENTAL AIRLINES, INC.

                               By: ___________________________
                                    Jeffery A. Smisek
                                    Executive Vice President and
                                    General Counsel

                               TEXAS COMMERCE BANK NATIONAL
                                 ASSOCIATION, as Trustee

                               By: ___________________________
                                    Name:
                                    Title:

                            SIGNATURES

           IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, as of the date first written above.

                               CONTINENTAL AIRLINES, INC.

                               By: ___________________________
                                    Name:
                                    Title:

                               TEXAS COMMERCE BANK NATIONAL
                                 ASSOCIATION

                               By: ___________________________
                                    Ronda L. Parman
                                    Corporate Trust Officer

                                                          EXHIBIT A

                          [FACE OF NOTE]

                    CONTINENTAL AIRLINES, INC.

              9 1/2 % Senior Note Due December 15, 2001

                                       [CUSIP ______] [CINS ______]

No.                                                      $___________

           CONTINENTAL AIRLINES, INC., a Delaware corporation (the "Company", which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to ___________, or its registered assigns, the principal sum of two hundred fifty million dollars ($250,000,000) on December 15, 2001.

           Interest Payment Dates: June 15 and December 15, commencing June 15, 1997.

           Regular Record Dates: June 1 and December 1.

           Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

                               CONTINENTAL AIRLINES, INC.

                               By: ___________________________
                                    Name:
                                    Title:

                               CONTINENTAL AIRLINES, INC.

                               By: ___________________________
                                    Name:
                                    Title:

         (Form of Trustee's Certificate of Authentication)

           This is one of the 9 1/2 % Senior Notes due December
15, 2001 referred to in the within-mentioned Indenture.

Date: December 10, 1996   TEXAS COMMERCE BANK NATIONAL ASSOCIATION,
                               as Trustee



                          By:  _________________________________
                                     Authorized Signatory

                      [REVERSE SIDE OF NOTE]

                    CONTINENTAL AIRLINES, INC.

             91/2 % Senior Note due December 15, 2001

1.    Principal and Interest.

           The Company will pay the principal of this Note on December 15, 2001.

           The Company promises to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth below, at the rate per annum shown above.

           Interest will be payable semiannually (to the holders of record of the Notes at the close of business on the June 1 or December 1 immediately preceding the Interest Payment Date) on each Interest Payment Date, commencing June 15, 1997.

           If an exchange offer registered under the Securities Act is not consummated, and a shelf registration statement under the Securities Act with respect to resales of the Notes is not declared effective by the Commission, on or before the date that is 105 days after the Closing Date in accordance with the terms of the Registration Rights Agreement dated December 10, 1996 (the "Registration Rights Agreement") between the Company and Lehman Brothers Inc., the rate of interest borne by the Notes will increase by 0.50% per annum to 10% per annum, effective from and including such 105th day, to but excluding the date on which (i) an exchange offer registered under the Securities Act is consummated or (ii) a shelf registration statement under the Securities Act with respect to resales of the Notes is declared effective by the Commission. Notwithstanding the preceding sentence, the failure to cause such exchange offer to be consummated or such shelf registration statement to be declared effective shall be deemed not to be a default or breach of a covenant for purposes of Section 6.01(d) or any other provision of the Indenture. Upon consummation of the exchange offer or the effectiveness of the shelf registration statement, as the case may be, the rate of interest will decrease to the original rate of interest as set forth on the face of this Note. In the event that a shelf registration statement with respect to resales of the Notes ceases to be effective at any time during the period specified in Section 2(b) of the Registration Rights Agreement for more than 60 days, whether or not consecutive, during any 12-month period, the rate of interest borne by the Notes will increase by 0.50% per annum from the 61st day of the applicable 12-month period such shelf registration statement ceases to be effective until such time as such shelf registration statement again becomes effective. The Holder of this Note is entitled to the benefits of such Registration Rights Agreement. To the extent there is a conflict between this Note and such Registration Rights Agreement, such Registration Rights Agreement shall control to the extent permitted by applicable law.

           Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from December 10, 1996; provided that, if there is no existing default in the payment of interest and this Note is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

           The Company shall pay interest on overdue principal and premium, if any, and (to the extent lawful) interest on overdue installments of interest at the rate per annum borne by the Notes.

2.    Method of Payment.

           The Company will pay principal as provided above and interest (except defaulted interest) on the principal amount of the Notes as provided above on each June 15 and December 15 to the persons who are Holders (as reflected in the Security Register at the close of business on the June 1 and December 1 immediately preceding the Interest Payment Date), in each case, even if the Note is cancelled on registration of transfer or registration of exchange after such record date; provided that, with respect to the payment of principal, the Company will not make payment to the Holder unless this Note is surrendered to a Paying Agent.

           The Company will pay principal, premium, if any, and as provided above, interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

3.    Paying Agent and Registrar.

           Initially, the Trustee will act as authenticating agent, Paying Agent and Registrar. The Company may change any authenticating agent, Paying Agent or Registrar without notice. The Company, any Subsidiary or any Affiliate of any of them may act as Paying Agent, Registrar or co-Registrar.

4.    Indenture; Limitations.

           The Company issued the Notes under an Indenture dated as of December 10, 1996 (the "Indenture"), among the Company, as issuer, and Texas Commerce Bank National Association, as trustee (the "Trustee"). Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

           The Notes are general unsecured, unsubordinated indebtedness of the Company, rank pari passu in right of payment with all existing and future unsecured, unsubordinated indebtedness of the Company and will be senior in right of payment to all existing and future subordinated indebtedness of the Company. The Indenture limits the original aggregate principal amount of the Notes to $250,000,000 plus any Exchange Securities that may be issued pursuant to the Registration Rights Agreement.

5.    Redemption.

           The Company may, at its option at any time and from time to time, redeem Securities, in whole or in part, at a redemption price equal to the sum of (i) the principal amount thereof on the Redemption Date, plus (ii) accrued and unpaid interest thereon, if any, to the Redemption Date, plus (iii) the Make-Whole Premium, if any, with respect thereto.

           "Make-Whole Premium" means, with respect to any Security, the excess, if any, of (A) the present value of the required interest and principal payments due on such Security on or after the Redemption Date, computed using a discount rate equal to the Treasury Rate plus 100 basis points, over (B) the sum of the then outstanding principal amount of such Security plus the accrued and unpaid interest thereon, if any, paid on the Redemption Date.

           "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the then remaining Average Life of the Securities; provided, however, that if the Average Life of the Securities is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the Average Life of the Securities is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

           If less than all the Notes are to be redeemed, the particular Notes to be redeemed will be selected not more than 60 days prior to the Redemption Date by the Trustee by lot or by such other method as the Trustee will deem fair and appropriate; provided, however, that no such partial redemption will reduce the principal amount of a Note not redeemed to less than $1,000. Notice of redemption will be mailed, first-class postage prepaid, at least 20 but not more than 60 days before the Redemption Date to each holder of Notes to be redeemed at its registered address. On and after the Redemption Date, interest will cease to accrue on Notes or portions thereof called for redemption and accepted for payment.

6.    Notice of Redemption.

           Notice of redemption will be mailed at least 20 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's last address as it appears in the Security Register. Notes in original denominations larger than $1,000 may be redeemed in part; provided that Notes will only be issued in denominations of $1,000 principal amount or integral multiples thereof.
On and after the Redemption Date, interest will cease to accrue on Notes or portions of Notes called for redemption, unless the Company defaults in the payment of the Redemption Price.

7.    Repurchase upon Change in Control Triggering Event.

           Upon the occurrence of any Change of Control
Triggering Event, each Holder shall have the right to require the repurchase of its Notes by the Company in cash pursuant to the offer described in the Indenture at a purchase price equal to 101 % of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Purchase Price").

           A notice of such Change of Control Triggering Event will be mailed within 15 days after any Change of Control Triggering Event occurs to each Holder at his last address as it appears in the Security Register. Notes in original denominations larger than $1,000 may be sold to the Company in part; provided that Notes will only be issued in denominations of $1,000 principal amount or integral multiples thereof. On and after the Change of Control Payment Date, interest will cease to accrue on Notes or portions of Notes surrendered for purchase by the Company, unless the Company defaults in the payment of the Change of Control Purchase Price.

8.    Denominations; Transfer; Exchange.

           The Notes are in registered form without coupons in denominations of $1,000 of principal amount and integral multiples thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Notes selected for redemption. Also, it need not register the transfer or exchange of any Notes for a period of 15 days before a selection of Notes to be redeemed is made.

9.    Persons Deemed Owners.

           A Holder shall be treated as the owner of a Note for all purposes.

10.   Unclaimed Money.

           If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company. After that, Holders entitled to the money must look to the Company for payment, unless an applicable law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

11.   Discharge Prior to Redemption or Maturity.

           If the Company deposits with the Trustee money or U.S. Government Obligations sufficient to pay the then out-standing principal of, premium, if any, and accrued interest on the Notes to the Stated Maturity (or Redemption Date, if applicable), the Company will be discharged from certain covenants set forth in the Indenture and, in certain circumstances, will be discharged from the Indenture and the Notes, except for certain sections thereof.

12.   Amendment: Supplement: Waiver.

           Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing default or compliance with any provision may be waived with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency and make any change that does not adversely affect the rights of any Holder.

13.   Restrictive Covenants.

           The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries, among other things, to pay dividends or make distributions in respect of their capital stock; purchase, redeem or otherwise acquire for value shares of their capital stock; make certain other restricted payments; dispose of the proceeds of asset sales; enter into transactions with their affiliates; or, with respect to the Company, consolidate, merge or sell all or substantially all of its assets. Within 90 days after the end of the last fiscal quarter of each year, the Company must report to the Trustee on compliance with such limitations.

14.   Successor Persons.

           Generally, when a successor person or other entity assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor person will be released from those obligations.

15.   Defaults and Remedies.

           The following events constitute "Events of Default" under the Indenture: (a) default in the payment of any installment of interest on any Security when it becomes due and payable and continuance of such default for a period of 30 days;
(b) default in the payment of the principal of or premium, if any, on any Security at its Maturity (upon acceleration, optional redemption, required purchase or otherwise); (c) default in the performance, or breach, of the provisions of Section 5.01; (d) default in the performance, or breach, of any covenant of the Company contained in this Indenture (other than a default in the performance, or breach, of a covenant which is specifically dealt with in clause (a), (b) or (c) above) and continuance of such default or breach for a period of 60 days after written notice shall have been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25 % in aggregate principal amount of the Securities then outstanding;
(e) Indebtedness of the Company or any Restricted Subsidiary together aggregating $75 million or more shall have been accelerated or otherwise declared due and payable, or required to be prepaid or repurchased (other than by regularly scheduled required prepayment prior to the stated maturity thereof) and such Indebtedness shall not have been discharged, and such acceleration shall not have been annulled, within 30 days; (f) one or more final judgments or orders shall be rendered against the Company or any Restricted Subsidiary for the payment of money, the portion thereof not covered by insurance either individually or in the aggregate shall be in excess of $75 million, such judgments or orders shall not have been discharged and there shall have been a period of 30 consecutive days during which a stay of enforcement of such judgments or orders, by reason of a pending appeal or otherwise, was not in effect; (g) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company or any Significant Restricted Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Restricted Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Restricted Subsidiary or (C) the winding up or liquidation of the affairs of the Company or any Significant Restricted Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (h) the Company or any Significant Restricted Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Restricted Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Restricted Subsidiary or (C) effects any general assignment for the benefit of creditors.

           If an Event of Default (other than an Event of Default specified in clause (g) or (h) above that occurs with respect to the Company) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25 % in aggregate principal amount of the Notes then outstanding, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal, premium, if any, and accrued interest on the Notes to be immediately due and payable. If a bankruptcy or insolvency default with respect to the Company occurs and is continuing, the principal of, premium, if any, and accrued interest on the Notes automatically becomes due and payable without any declaration or other act on the part of the Trustee or any Holder. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of at least a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power.

16.   Trustee Dealings with Company.

           The Trustee under the Indenture, in its commercial banking or any other capacity, may make loans to, accept deposits from and perform services for the Company or its Affiliates and may otherwise deal with the Company or its Affiliates as if it were not the Trustee.

17.   No Recourse Against Others.

           No incorporator or any past, present or future partner, shareholder, other equity holder, officer, director, employee or controlling person as such, of the Company or of any successor Person shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

18.   Authentication.

           This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Note.

19.   Abbreviations.

           Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

           The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to Continental Airlines, Inc., 2929 Allen Parkway, Suite 2010, Houston, Texas 77019, Attention: Corporate Secretary.

                     [FORM OF TRANSFER NOTICE]

           FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

_________________________________________________________________
Please print or typewrite name and address including zip code of assignee

_________________________________________________________________
the within Note and all rights thereunder, hereby irrevocably constituting and appointing_________________________ attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

              [THE FOLLOWING PROVISION TO BE INCLUDED

         ON ALL SECURITIES OTHER THAN EXCHANGE SECURITIES,

   OFFSHORE GLOBAL SECURITIES AND OFFSHORE PHYSICAL SECURITIES]

           In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of an effective Registration Statement or (ii) the end of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that without utilizing any general solicitation or general advertising that:

                            [Check One]

[   ] (a)    this Note is being transferred in compliance
             with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

                                or

[   ](b)     this Note is being transferred other than in
             accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

           If none of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.08 of the Indenture shall have been satisfied.

Date: _____________       ____________________________________________
                          NOTICE:   The signature to this assignment
                          must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

           The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated: _____________      _____________________________________
                          NOTICE:  To be executed by an
                                   executive officer

                OPTION OF HOLDER TO ELECT PURCHASE

           If you wish to have this Note purchased by the Company pursuant to Section 4.06 of the Indenture, check the Box: /_/

           If you wish to have a portion of this Note purchased by the Company pursuant to Section 4.06 of the Indenture, state the amount (in principal amount ): $____________.

Date: ____________________

Your Signature:  _______________________________________________
                 (Sign exactly as your name appears on the other side of this Note)

Signature Guarantee: ______________________________________

                                                          EXHIBIT B

                        Form of Certificate

                                                __________ ___, ____

TEXAS COMMERCE BANK NATIONAL ASSOCIATION
[Address]

Attention:

Re:   Continental Airlines, Inc.  (the "Company")
      9 1/2 % Senior Notes due December 15, 2001 (the "Securities")

Ladies and Gentlemen:

           This letter relates to U.S. $__________ principal amount of Securities represented by a Note (the "Legended Note") which bears a legend outlining restrictions upon transfer of such Legended Note. Pursuant to Section 2.02 of the Indenture (the "Indenture") dated as of December 10, 1996 relating to the Securities, we hereby certify that we are (or we will hold such Securities on behalf of) a person outside the United States to whom the Securities could be transferred in accordance with Rule 904 of Regulation S promulgated under the U.S. Securities Act of 1933, as amended. Accordingly, you are hereby requested to exchange the legended certificate for an unlegended certificate representing an identical principal amount of Securities, all in the manner provided for in the Indenture.

           You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                               Very truly yours,

                               [Name of Holder]



                               By: ______________________
                                    Authorized Signature

                                                          EXHIBIT C

                Form of Certificate to be Delivered
                   in Connection with Transfers
                     Pursuant to Regulation S

                                                __________ ___, ____

TEXAS COMMERCE BANK NATIONAL ASSOCIATION
[Address]

Attention:

Re:   Continental Airlines, Inc.  (the "Company")
      9 1/2 % Senior Notes due December 15, 2001 (the "Securities")

Ladies and Gentlemen:

           In connection with our proposed sale of U.S.
$__________ aggregate principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended, and, accordingly, we represent that:

           (1) the offer of the Securities was not made to a person in the United States;

           (2) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States;

           (3) no directed selling efforts have been made by us, any affiliate of ours, or any Person acting on our or their behalf, in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

           (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act of 1933.

           You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.
Terms used in this certificate have the meanings set forth in Regulation S.

                               Very truly yours,

                               [Name of Transferor]



                               By:  _____________________
                               Authorized Signature

                                                          EXHIBIT D

                Form of Certificate to be Delivered
                   in Connection with Transfers
                  to Non-QIB Accredited Investors

                                                __________ ___, ____

TEXAS COMMERCE BANK NATIONAL ASSOCIATION
[Address]

Attention:

Re:   Continental Airlines, Inc.  (the "Company")
      9 1/2 % Senior Notes due December 15, 2001 (the "Securities")

Ladies and Gentlemen:



           In connection with our proposed purchase of $__________ aggregate principal amount of the Securities, we confirm that:

           1. We understand that any subsequent transfer of the Securities is subject to certain restrictions and conditions set forth in the Indenture dated as of December 10, 1996 relating to the Securities (the "Indenture") and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Securities except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

           2. We understand that the offer and sale of the Securities have not been registered under the Securities Act, and that the Securities may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Securities, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter, (D) outside the United States in an offshore transaction in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act, if available or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to each person purchasing any of the Securities from us a notice advising such purchaser that resales of the Securities are restricted as stated herein.

           3. We understand that, on any proposed resale of any Securities, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Securities purchased by us will bear a legend to the foregoing effect.

           4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

           5. We are acquiring the Securities purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

           You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                               Very truly yours,

                               [Name of Transferee]



                               By: ____________________
                               Authorized Signature